UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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GATX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2 0 2 1 P R O X Y S T A T E M E N T

Notice of Annual Meeting of Shareholders

to be held on April 23, 2021

March 12, 2021

Dear Shareholders:

On behalf of the Board of Directors, I invite you to attend GATX Corporation’s 2021 Annual Meeting of Shareholders on Friday, April 23, 2021, at 9:00 a.m. Central Time. Due to the continuing impact of the COVID-19 pandemic on public health, and out of concern for the health and safety of our shareholders, employees and directors, this year’s annual meeting will again be a virtual meeting of shareholders rather than an in-person meeting. You will be able to attend the annual meeting online, vote your shares electronically, and submit your questions during the annual meeting by visiting www.meetingcenter.io/220567690. Enclosed you will find a notice setting forth the items we expect to address at the meeting, our Proxy Statement, a form of proxy, and a copy of our 2020 annual report to our shareholders.

In 2020, GATX earned $4.27 per diluted share. We sold our American Steamship business in May 2020. Thus, focusing on continuing operations and adjusting for the reversal of a previously announced tax rate reduction in the United Kingdom, we earned $4.59 per diluted share.1 We suspended earnings guidance at the end of the first quarter of 2020 due to the onset of the COVID-19 pandemic and its effect on our businesses. Entering 2020, the North American railcar leasing market was already in a weakened position due to a dramatic oversupply of railcars. As the pandemic set in and North American railcar loadings fell to levels beneath the bottom seen in the Great Recession, we saw a negative impact on what were already low lease rates. COVID-19 also had a dampening effect on activity in the secondary market for railcar sales, and it created inefficiencies in our maintenance network due to frequent facility closings in an effort to keep our employees safe. In Europe and India, COVID-19 resulted in delayed investment in both businesses due to shutdowns and delays at the railcar manufacturers. The pandemic had its most profound effect on RRPF, our aircraft spare engine leasing partnerships with Rolls-Royce, due to the dramatic decline in airline traffic around the world.

Given the extremely negative environment, GATX’s employees handled the challenges extraordinarily well. For instance, we maintained our global railcar fleet utilization between 98 and 100%. As an essential industry in North America, our railcar maintenance employees showed up for work continuously and helped us realize the cost savings of performing increased maintenance work in our owned network. Our international rail businesses have resumed their growth plans, and our RRPF joint venture is handling the wave of customer relief requests efficiently—and that team is now identifying new engine investment opportunities. At the end of 2020, we closed on GATX’s acquisition of Trifleet, the world’s fourth largest tank container lessor, a company that we believe GATX will bring significant value to in the coming years. Entering 2021, we have a strong balance sheet, great access to capital, and we are executing our strategy of investing in a down market at attractive prices.

Your vote is very important. Whether or not you plan to attend the virtual annual meeting, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by internet or telephone or by signing and returning your proxy card in the enclosed envelope. On behalf of the Board of Directors and management, I would like to thank you for your continued support of GATX.

Sincerely,
Chairman of the Board, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials

for the Shareholders’ Meeting to be held on April 23, 2021.

The Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders, the Annual Report to Shareholders for the year ended December 31, 2020, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at: www.envisionreports.com/GATX.

[1]

Our 2020 financial results calculated in accordance with GAAP include $1.1 million of net income from discontinued operations and $12.3 million of tax adjustments and other items. For a reconciliation of net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items, to net income, diluted earnings per share, and return on equity calculated in accordance with GAAP, please see Exhibit B to this Proxy Statement.

Notice of Annual Meeting of Shareholders

GATX 2021 Annual Meeting of Shareholders

Date: Friday, April 23, 2021	Items of Business: • Election of 8 Directors • Adoption of Advisory Resolution to Approve Executive Compensation • Ratification of Independent Registered Public Accounting Firm
Time: 9:00 a.m. Central Time

Place:       To support the health and safety of our shareholders, employees and directors, the annual meeting will be held as a live audio webcast at
www.meetingcenter.io/220567690

Record Date:     Close of business on February 26, 2021

Advance Voting Methods and Deadlines

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

•	Registered Shareholders or Beneficial Owners—11:59 p.m. Eastern Time on April 22, 2021

•	Participants in GATX 401(k) Plans—8:00 a.m. Eastern Time on April 21, 2021

Go to the website identified on the proxy card • Enter the Control Number printed on the proxy card • Follow the instructions on the screen.	Call the toll-free number identified on the proxy card • Enter the Control Number printed on the proxy card • Follow the recorded instructions.

Mark your selections on the enclosed proxy card

•  Date and sign your name exactly as it appears on the proxy card

•  Promptly mail the proxy card in the enclosed postage-paid envelope

Return promptly to ensure that it is received before the deadlines stated above.

You can vote online at the virtual annual meeting • Follow the instructions on the meeting website: www.meetingcenter.io/220567690 • Meeting Password: GATX2021

By Order of the Board of Directors,

Executive Vice President, General Counsel and

Corporate Secretary

GATX CORPORATION - 2021 Proxy Statement	i

EXHIBIT A	GATX Corporation Director Independence Standard	A-1

EXHIBIT B	Reconciliation of Non-GAAP Financial Measures	B-1

ii	GATX CORPORATION - 2021 Proxy Statement

Proxy Summary

The Board of Directors (the “Board”) of GATX Corporation (“GATX”, the “Company”, “we”, “us”, or “our”) is soliciting proxies for use at the Company’s Annual Meeting of Shareholders to be held on Friday, April 23, 2021 (the “Annual Meeting”). This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about March 12, 2021.

This summary includes information found elsewhere in this Proxy Statement and does not contain all of the information you should consider in voting. Please read this Proxy Statement carefully before voting your shares.

Annual Meeting of Shareholders

  When  g April 23, 2021, 9:00 a.m. Central Time

  Where g The meeting will be held virtually via a live audio webcast at www.meetingcenter.io/220567690

You may vote if you were a shareholder of record at the close of business on February 26, 2021. We hope that you will be able to attend the Annual Meeting virtually, but if you cannot do so, it is important that your shares be represented.

We urge you to read the Proxy Statement carefully and to vote your shares in accordance with the Board’s recommendations by internet or telephone or by signing and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to virtually attend the Annual Meeting.

Voting Recommendations of the Board

Item	Description	For	Against	Page

1	Election of directors			17

2	Adoption of advisory resolution approving our executive compensation			27

3	Ratification of independent registered public accounting firm			56

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Voting at the Annual Meeting (page 65)

If your shares are registered in your name with our transfer agent, you may vote virtually at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will not be able to vote virtually at the Annual Meeting unless you first obtain a legal proxy from your nominee. For further information, please see How do I vote? on page 65.

Questions and Answers (page 65)

We encourage you to review the Questions and Answers about the Annual Meeting beginning on page 65 for answers to common questions about the rules and procedures surrounding the proxy and annual meeting process.

GATX CORPORATION - 2021 Proxy Statement	1

PROXY SUMMARY

CORPORATE GOVERNANCE (PAGE 9)

GATX is committed to strong corporate governance, which promotes the long-term interests of shareholders and strengthens Board and management accountability. Highlights of our corporate governance practices include:

✓	Annual Election of Directors	✓	Annual CEO Succession Planning by Full Board

✓	Majority Voting for Directors	✓	Risk Oversight by Full Board and Committees

✓	Resignation Policy for Directors who Fail to Receive a Majority Vote	✓	Annual Board and Committee Self-Evaluations

✓	7 of 8 Director Nominees are Independent	✓	No Poison Pill

✓	Diversity of Experience and Skills among Directors	✓	Anti-Hedging/Anti-Pledging Policies for Directors, Officers, and Employees

✓	Regular Director Skills Assessment and Board Succession Planning	✓	Share Ownership Requirements for Directors and Executive Officers

✓	Independent Lead Director	✓	Clawback Policy for Equity Awards and Incentive Compensation

✓	Independent Audit, Compensation, and Governance Committees	✓	Annual “Say on Pay” Advisory Vote
✓	Executive Sessions of Independent Directors After Each Board Meeting	✓	Active Shareholder Engagement Program

DIRECTOR NOMINEES (PAGE 20)

The following table provides summary information about each director nominee. Ernst A. Häberli, who currently serves on the Board, will not be standing for re-election and will be retiring at the 2021 Annual Meeting. GATX is grateful to Mr. Häberli for his 14 years of dedicated and valuable service to the Company.

Name	Age	Director Since	Principal Occupation	Committee Memberships[1]	Other Public Company Boards
Diane M. Aigotti*	56	2016	Executive Vice President, Managing Director and Chief Financial Officer, Ryan Specialty Group, LLC	A, G	0
Anne L. Arvia*	57	2009	Executive Vice President, Banking and Financial Services, The Auto Club Group; President and Chief Executive Officer, The Auto Club Trust	A (Chair)	0
Brian A. Kenney	61	2004	Chairman, President and Chief Executive Officer, GATX Corporation	None	0
James B. Ream*	65	2008	Former Senior Vice President – Operations, American Airlines	LD	0
Adam L. Stanley*	47	2019	Chief Information Officer and Chief Digital Officer, Cushman & Wakefield plc	A, G	0
David S. Sutherland*	71	2007	Retired; Former President and Chief Executive Officer, IPSCO, Inc.	C (Chair)	2
Stephen R. Wilson*	72	2014	Retired; Former Chairman, President and Chief Executive Officer, CF Industries Holdings, Inc.	A, C	1
Paul G. Yovovich*	67	2012	President, Lake Capital	C, G (Chair)	0

*	Independent Director

[1]	A = Audit Committee; C = Compensation Committee; G = Governance Committee; LD = Lead Director

2	GATX CORPORATION - 2021 Proxy Statement

PROXY SUMMARY

2020 PERFORMANCE AND KEY ACCOMPLISHMENTS

In 2020, despite the negative effect of the COVID-19 pandemic on all of our business segments, we executed on our strategic priorities and produced solid financial results. We earned $4.24 per diluted share, or $4.59 per diluted share from continuing operations after excluding the net negative impact of tax adjustments and other items. We maintained our global railcar fleet utilization between 98%-100%. As participants in an essential industry, our North American rail maintenance employees worked continuously through the pandemic and helped us realize the cost savings of performing increased maintenance work in our owned network. We capitalized on difficult market conditions by investing over $1.0 billion in attractively priced, long-lived transportation assets. Our international businesses vigorously pursued railcar growth plans. The RRPF aircraft spare engine leasing joint venture handled the wave of customer relief requests efficiently and identified new investment opportunities. We acquired Trifleet Leasing Holding B.V. (“Trifleet”), the world’s fourth largest tank container lessor. We also continued our focus on core franchises by divesting our Great Lakes shipping business. The table below shows our financial and operational performance over the past three years (2018-2020):

[1]

Amounts in these charts are based on net income, excluding tax adjustments and other items, and are non-GAAP financial measures. For a reconciliation of net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items, to net income, diluted earnings per share, and return on equity calculated in accordance with GAAP, please see Exhibit B to this Proxy Statement.

[2]	Reflects continuing operations only.
[3]	Operational data in the charts relates to our Rail North America business.

GATX CORPORATION - 2021 Proxy Statement	3

PROXY SUMMARY

Executing Strategy

•    Ensured the health and safety of our global workforce, many of whom are essential to the rail industry.

•    Capitalized on difficult market conditions by investing over $1.0 billion in attractively-priced, long-lived transportation assets.

•    Handled waves of customer financial relief requests across our businesses with immaterial financial impact to GATX.

•    Achieved high utilization of our existing fleets despite challenging operating environments.

•    Sold American Steamship Company, our Great Lakes shipping business, to continue focusing on our core franchises.

Growing Internationally

•    Acquired Trifleet, the world’s fourth largest tank container leasing business, further expanding our global transportation asset base.

•    Achieved record year for railcar investment at GATX Rail Europe.

•    Continued growth of our rail leasing platform in India by adding customers, creating new railcar designs and offering new leasing solutions.

•    Ongoing investment in aircraft spare engine leasing business.

Returning Capital • Concluded our 102nd consecutive year of paying a dividend to our shareholders. • Increased our dividend for the tenth consecutive year.

Developing Leadership

•    Continued the development of our future leaders through senior leadership organizational changes.

•    Increased women managers and leaders as a result of our diversity and inclusion initiatives.

•    Ongoing longer-term succession planning initiatives to enhance our future growth and further drive the excellent performance our shareholders expect.

4	GATX CORPORATION - 2021 Proxy Statement

PROXY SUMMARY

EXECUTIVE COMPENSATION (PAGE 29)

Railcar leasing is our core business, accounting for 99% of our 2020 revenues. We believe that the key to generating long-term shareholder value involves optimizing asset growth and asset return by emphasizing each at the appropriate point in the railcar business cycle. In stronger railcar markets, we focus on increasing lease rates and lengthening lease terms to lock-in attractive lease revenue as long as possible. We also de-emphasize new railcar investment due to the higher railcar prices usually present in such a market. Conversely, in weaker markets, when railcar prices tend to be lower, we seek to increase railcar investment on favorable terms. We also aggressively reduce lease rates to maintain asset utilization and shorten lease terms to position us to capture value when lease rates improve.

Our executive compensation plans are directly linked to our financial and operating performance and creation of long-term shareholder value. Our compensation programs are designed to reward management to emphasize current financial returns over growth in capital employed during stronger markets and, conversely, to emphasize growth in capital employed over current financial returns in weaker markets. We encourage you to read the Compensation Discussion and Analysis starting on page 28 for more details regarding our performance and the alignment of our executive compensation with our performance and long-term shareholder value.

Executive Compensation Snapshot

Our Compensation Committee considered the impact of the COVID-19 pandemic on all of our business segments, but did not adjust or otherwise intervene in any of the outstanding incentive plans, including the 2020 annual incentive plan and the outstanding performance share plans. No changes were made to underlying plan measures and metrics and no adjustments were made to final achievement and payouts under any of our executive compensation plans. This snapshot of compensation paid to or accrued by our Named Executive Officers (“NEOs”) in 2020 highlights in the “Non-Equity Incentive Plan Compensation” column that despite the pandemic’s negative impact on our business, we achieved 89% of our pre-COVID-19 pandemic target for the 2020 plan year, earning 84.8% of our annual cash incentive target.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)	Total Without Change in Pension Value ($)(6)

(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Brian A. Kenney	2020	$1,000,917	$1,911,336	$1,800,344	$849,177	$1,716,441	$8,550	$7,286,765	$5,570,324
Chairman of the Board,	2019	$980,500	$1,740,919	$1,745,432	$1,132,674	$2,055,203	$8,400	$7,663,127	$5,607,924
President and Chief	2018	$976,500	$1,790,795	$1,755,880	$1,260,857	$0	$8,250	$5,792,282	$5,792,282
Executive Officer
Thomas A. Ellman	2020	$525,750	$434,675	$409,578	$312,232	$913,460	$8,550	$2,604,245	$1,690,785
Executive Vice President	2019	$512,500	$410,554	$411,344	$414,428	$962,321	$8,400	$2,719,546	$1,757,225
and Chief Financial Officer	2018	$493,333	$802,344	$393,597	$445,893	$0	$8,250	$2,143,417	$2,143,417
Robert C. Lyons	2020	$566,083	$434,675	$409,578	$336,185	$939,090	$8,550	$2,694,161	$1,755,071
Executive Vice President	2019	$551,833	$410,554	$411,344	$446,234	$1,092,048	$8,400	$2,920,413	$1,828,365
and President, Rail	2018	$536,300	$831,633	$422,023	$484,728	$0	$8,250	$2,282,934	$2,282,934
North America
Deborah A. Golden	2020	$484,917	$303,656	$285,805	$246,842	$398,996	$8,550	$1,728,765	$1,329,769
Executive Vice President,	2019	$469,417	$286,100	$286,829	$325,362	$579,213	$8,400	$1,955,321	$1,376,108
General Counsel and	2018	$439,700	$294,979	$288,638	$340,644	$48,154	$8,250	$1,420,365	$1,372,211
Corporate Secretary
N. Gokce Tezel(7)	2020	$443,667	$212,713	$200,288	$225,844	$595,277	$215,859	$1,893,648	$1,298,371
Executive Vice President
and President,
Rail International

GATX CORPORATION - 2021 Proxy Statement	5

PROXY SUMMARY

(1)

For awards granted under the GATX 2012 Amended and Restated Incentive Award Plan, amounts shown reflect the dollar amount of the grant date fair market value of restricted stock units and performance stock units for the years shown, in accordance with Accounting Standards Codification Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to our audited financial statements contained in our Annual Reports on Form 10-K for fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018. During 2018, as part of our longer-term management succession efforts, Mr. Lyons and Mr. Ellman switched positions and each received an off-cycle one-time grant of restricted stock units at a value of $399,973.

(2)

In the event the performance stock units pay out at maximum value (i.e. 200% of target), the total grant date values for grants of restricted stock units and performance stock units are as follows: Mr. Kenney ($3,822,672, $3,481,837, and $3,581,590); Mr. Ellman ($869,350, $821,107, and $1,204,715); Mr. Lyons ($869,350, $821,107, and $1,263,293); Ms. Golden ($607,312, $572,200, and $589,958); and Mr. Tezel ($425,426).

(3)	The amounts shown reflect the annual incentive awards earned under the GATX Cash Incentive Compensation Plan by each NEO for the years shown.
(4)

Change in pension value reflects the increase in the present value of the accumulated pension benefit during the years shown. The Pension Benefits Table shows the present value of the accumulated pension benefit as of December 31, 2020 and the assumptions used in the calculation of that value. We determined the December 31, 2020, December 31, 2019 and December 31, 2018 present values using the same assumptions except that the interest rates used for discounting under Accounting Standards Codification Topic No. 715, Compensation—Retirement Benefits, were 2.42% in 2020, 3.17% in 2019 and 4.32% in 2018. For year 2019, our NEOs experienced compensation increases largely driven by a change in pension value attributable to decreases in the discount rate and the application of actuarial calculations.

(5)

For 2020, amounts shown reflect matching contributions of $8,550 to the GATX Salaried Employees Retirement Savings Plan for each NEO. Mr. Tezel received compensation associated with his expatriate assignment consistent with the Company’s International Compensation Policy for housing allowance ($47,885); relocation costs ($34,074); tuition fees ($33,935); tax preparation and planning ($44,242); and cost of living adjustment, vehicle, home leave and professional fees associated with his international assignment ($47,173). For all periods presented, all other compensation excludes dividends on NQSOs and performance shares held by each NEO because those dividends are included in the grant date fair value amounts for stock awards as reported in columns (e) and (f) of the table above and in column (m) of the Grants of Plan-Based Awards Table.

(6)

Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules (column j), minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h). The amounts set forth in the Total Without Change in Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the Compensation Committee views the annual compensation elements for the NEOs. While the Compensation Committee does review the table in its totality, we note that the change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to our performance and are outside of the control of the Compensation Committee.

(7)	Payments made to Mr. Tezel in non-U.S. currency was converted to U.S. Dollars monthly using the exchange rate for the relevant currency as reported by Bloomberg on the last day of each month.

See Compensation Discussion and Analysis Beginning on page 28 for more Details on 2020 Executive Compensation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PAGE 56)

We ask that our shareholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2021. Below is summary information about Ernst & Young LLP’s fees for services provided in 2020 and 2019.

Type of Fees	2020 ($)	2019 ($)
Audit Fees	2,646,000	2,578,000
Audit-Related Fees	143,000	147,000
Tax Fees	22,000	49,000
All Other Fees	3,000	2,000
TOTAL Fees	2,814,000	2,776,000

6	GATX CORPORATION - 2021 Proxy Statement

PROXY SUMMARY

Sustainability and Corporate Citizenship

GATX’S VISION IS TO BE RECOGNIZED AS THE FINEST RAILCAR LEASING COMPANY IN THE WORLD BY OUR CUSTOMERS, SHAREHOLDERS, EMPLOYEES, AND THE COMMUNITIES WHERE WE OPERATE.

Consistent with our vision, we are committed to growing our business in a sustainable and socially responsible manner, and we demonstrate our commitment through our programs and initiatives. Our Environmental, Social and Governance (“ESG”) Committee, a multi-functional team, meets periodically to develop, assess and prioritize ESG topics that are important to our business and all our stakeholders and to continually improve both the measurement and transparency of our ESG disclosures and practices. The Governance Committee has primary oversight responsibility for our ongoing and developing ESG efforts. We maintain a Sustainability page on our website (www.gatx.com) to highlight our environmental and social responsibility accomplishments and provide key performance data to our stakeholders.

We believe that investing in our people, in our communities, and in operating our business sustainably and ethically will drive long-term value for GATX and its shareholders. Our ESG priorities center on these four foundational pillars:

OUR ETHICS AND INTEGRITY	OUR PEOPLE

•   Committing to operate our business consistent with the highest standards of honest and ethical behavior

•   Company-wide ethics and compliance program intended to provide our employees with resources and regular training to assist them in doing their jobs in an ethical manner, while empowering them to raise questions and concerns without fear of retaliation

•  Protecting the safety of our employees is our highest priority

•  Committing to our Diversity Hiring Initiative

•  Pursuing initiatives to increase diversity in leadership positions

•  Ensuring pay equity through annual compensation analysis

•  Investing in our employees through training, professional development, benefit programs and education

OUR ENVIRONMENT	OUR COMMUNITIES

•  Implementing sustainable policies and practices that reduce energy use, decrease waste, increase recycling and lower water consumption in our operations

•  Evaluating, quantifying and reporting on business, operational and strategic risks associated with climate change

•   Investing in civic engagement initiatives to support the communities where we live and work

•   Encouraging employee involvement in their local communities through charitable donations and by offering opportunities for them to volunteer, including mentoring, tutoring, refurbishing classrooms and schools, working at food banks and shelters, and participating in food, clothing, and toy collection drives each year

GATX CORPORATION - 2021 Proxy Statement	7

PROXY SUMMARY

2020 KEY INITIATIVES AND ACCOMPLISHMENTS

Health and Safety

✓  We ensured that our railcar maintenance facility employees and inspectors who are “essential” workers in the rail industry could safely perform their jobs every day. We established consistent employee screening, safe work practices and training, and robust cleaning procedures within our repair facility network in order to minimize COVID-19 risks to our employees, their families and the communities in which we operate. We managed our employees’ actual and potential exposure to COVID-19 to minimize transmission and to provide paid time off and related benefits to affected employees.

✓  In addition to being recognized as a Responsible Care® Partner by the American Chemistry Council (“ACC”) and the Chemical Industry Association of Canada (“CIAC”), we continued our active participation in the Transportation Community Awareness and Emergency Response (TRANSCAER®) initiative, a national outreach effort assisting communities to prepare for and respond to a possible hazardous materials transportation incident. In 2020, GATX donated a 30,000-gallon tank car to the CIAC to provide tank car and service equipment training to emergency responders throughout Canada.

✓  Our repair facilities maintained ongoing relationships with first responders in the communities where we operate to train and coordinate response plans in the event of any incident involving our railcars or our facilities. We offered training across North America on the proper use of railcars and related equipment through our TankTrainer mobile classroom, a tank car outfitted for instruction. Over the past three years, we have trained 1,600 customers.

Community Engagement

✓  In response to the COVID-19 pandemic, GATX employees donated 600 meals to support healthcare workers on the front lines and individuals experiencing homelessness and hardship.

✓  GATX employees held a successful 2020 virtual annual employee giving campaign and fundraiser for Make-A-Wish Illinois. We have donated nearly $4.5 million to help Make-A-Wish Illinois grant wishes to children with critical illnesses since 2008, making us the largest corporate partner to the organization.

✓  In 2020, we awarded GATX Scholarships to students through our partnership with Big Shoulders Fund, which provides support to inner-city schools in Chicago. GATX employees have mentored more than 150 Big Shoulders students since 2016 and comprise the largest single group of mentors to the organization.

Environment

✓  In 2020, GATX initiated a project to calculate Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions for all our facilities globally to assess our impact on the environment and identify the greatest opportunities to reduce that impact.

✓  We pursued programs to reduce the amount of waste sent to landfills by eliminating, reducing, reusing or recycling various waste streams. In 2020, approximately 93,000 gross tons of steel from scrapped railcars and railcar parts were recycled. In addition, our annual network-wide sustainability project for 2020 resulted in a 62% reduction in total paint waste at our North American railcar maintenance facilities.

✓  We invested in our railcar fleets in Europe and India, resulting in the ability to transport more goods by rail and off roads and lowering carbon emissions and reducing highway noise and congestion.

Human Capital Management

✓  We continued to increase female representation in senior management roles as a result of our focused efforts on hiring, developing and promoting female talent.

✓  We ensured gender pay equity for professional, managerial and executive level positions by undertaking our annual compensation analysis, which compares internal pay, reviews external market data (for executive positions) and brings upgraded gender pay reporting to increase transparency for management.

✓  We continued our Diversity Hiring Initiative employing diverse candidate slates, diverse interviewer slates and a uniform approach to evaluate candidates for management roles and management-feeder roles.

✓  We conducted employee engagement surveys, including specific questions geared towards diversity and inclusion, to assess engagement levels across the organization, as well as in diverse groups.

8	GATX CORPORATION - 2021 Proxy Statement

Proxy Statement

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors provides oversight, strategic direction, and counsel to management regarding the business, affairs, and long-term interests of GATX and our shareholders. Its responsibilities include the following:

•	reviewing and approving our major financial objectives, strategic and operating plans, strategic transactions with third parties, and other significant actions

•	overseeing the conduct of our business

•	assessing business risks to evaluate whether any changes to our business, strategy, or risk management practices may be warranted

•	overseeing our processes for maintaining the integrity of our financial statements and other public disclosures

•	overseeing compliance with law and ethical standards

GATX has a long-standing commitment to strong corporate governance and ethical standards. Demonstrating this commitment, the Board has adopted the GATX Corporate Governance Guidelines, Code of Business Conduct and

Ethics, and Code of Ethics for Senior Company Officers, as well as charters for each of the Board’s committees. These documents constitute the foundation of our corporate governance structure and are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance.”

The Board and its committees meet throughout the year on an established schedule and hold special meetings from time to time as appropriate. Following each meeting, the Board’s independent directors meet in executive sessions without the Chairman and Chief Executive Officer or other members of management present. The Lead Director serves as Chair of the executive sessions of the Board.

The Board met 7 times during 2020, and each director attended at least 75% of the meetings of the Board and the committees on which he or she served during the year. We encourage all directors to attend the 2021 Annual Meeting of Shareholders, and in 2020 all directors then serving on the Board attended the annual meeting.

Board Independence

The Board has adopted the GATX Director Independence Standard set forth in Exhibit A to this Proxy Statement to evaluate the independence of directors and director nominees and to ensure compliance with the independence standards required by the New York Stock Exchange (“NYSE”) for listed companies. In accordance with this standard, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the following directors has a material relationship with GATX other than in his or her capacity as a member of the Board and that all of the following directors are independent: Diane M. Aigotti, Anne L. Arvia, Ernst A. Häberli, James B. Ream, Adam L. Stanley, David S. Sutherland, Stephen R. Wilson, and Paul G. Yovovich.

Board Leadership Structure

•	Brian A. Kenney serves as our Chairman and Chief Executive Officer

•	James B. Ream serves as our Lead Director

•	8 of our current 9 directors are independent under the NYSE listing standards and the GATX Director Independence Standard

•	All of the members of the Board’s Audit, Compensation, and Governance Committees are independent

The Board believes that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders because the Chief Executive Officer’s extensive knowledge of our business and strategy provides the Board with a clear understanding of the issues facing the Company and promotes effective Board decision-making, alignment on corporate strategy, and effective execution of that strategy by management.

GATX CORPORATION - 2021 Proxy Statement	9

CORPORATE GOVERNANCE

The Board believes it is important to select the most qualified and appropriate director to serve as Chairman, whether that individual is an outside director or a member of executive management. Currently, Brian A. Kenney, our Chief Executive Officer, serves as Chairman. The Board believes that Mr. Kenney is the most appropriate individual to serve as Chairman because of his extensive knowledge of our business and strategy, as well as his demonstrated skill and commitment to performing effectively as Chairman of the Board. Having the Chief Executive Officer serve as Chairman provides the Board with a clear understanding of issues facing GATX, which, in turn, promotes effective Board decision-making, alignment on corporate strategy, and effective execution of that strategy by management.

Our Board is structured to promote independence whether or not its Chairman is a member of executive management. The entire Board, with the exception of Mr. Kenney, consists of independent directors, and the Audit, Compensation, and Governance Committees also are composed entirely of independent directors. The independent directors on the Board meet after each Board meeting in executive sessions that are not attended by Mr. Kenney or other members of management.

In addition, under our Corporate Governance Guidelines, the independent directors serving on the Board annually designate an independent Lead Director to provide leadership to the non-management members of the Board and to work with the Chairman and Chief Executive Officer and the other Board members to provide effective and independent oversight of our management and affairs. Currently, James B. Ream serves as Lead Director. The powers and duties of the Lead Director include the following:

•	presiding at meetings of the Board if the Chairman and Chief Executive Officer is not present

•	regularly convening and serving as Chair of executive sessions of the independent directors

•	while not a member of any Board committee, the Lead Director attends the meetings of all Board committees

•	serving as principal liaison between the Chairman and Chief Executive Officer and the independent directors

•	advising the Chairman and Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties

•	in consultation with the Chairman and Chief Executive Officer, establishing the meeting schedules and agendas for each Board meeting to ensure that the Board has adequate time for discussion and consideration of matters

•	interviewing, along with the Chair of the Governance Committee, all director candidates and making recommendations to the Governance Committee

Board Committees

Director*	Board of Directors	Audit Committee	Compensation Committee	Governance Committee
Diane M. Aigotti	●	●		●
Anne L. Arvia	●	C
Ernst A. Häberli	●		●	●
Brian A. Kenney	C
James B. Ream	L
Adam L. Stanley	●	●		●
David S. Sutherland	●		C
Stephen R. Wilson	●	●	●
Paul G. Yovovich	●		●	C
Number of 2020 meetings	7	6	5	4

*	In the table above, “C” means Chair and “L” means Lead Director.

10	GATX CORPORATION - 2021 Proxy Statement

CORPORATE GOVERNANCE

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee. Each committee is composed of directors determined by the Board to be independent in accordance with the listing standards of the NYSE. Mr. Ream serves as Lead Director and, while he does not serve as a member of any particular Board committee, he attends all meetings of all Board committees.

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance.”

Audit Committee

The Board has determined that each member of the Audit Committee has accounting or related financial management expertise and is “financially literate,” as that term is used in the listing standards of the NYSE. In addition, the Board has determined that each of Diane M. Aigotti, Anne L. Arvia, and Stephen R. Wilson qualifies as an “audit committee financial expert,” as that term is defined by the rules of the US Securities and Exchange Commission (“SEC”). All members of the Audit Committee satisfy the NYSE’s independence standards applicable to audit committee members.

The Audit Committee’s functions include the appointment, retention, compensation, and oversight of our independent registered public accounting firm. The Audit Committee also reviews any related party transactions and assists the Board in oversight of:

•	the integrity of our financial statements

•	our compliance with legal and regulatory requirements

•	our guidelines, policies, and procedures with respect to risk assessment and risk management

•	the independent registered public accounting firm’s qualifications and independence with respect to services performed, including non-audit fees and services

•	the performance of our internal audit function and the independent registered public accounting firm

•	our cybersecurity risks, controls and procedures

The Audit Committee maintains free and open communication, and meets separately at each regularly scheduled committee meeting, with our independent registered public accounting firm, our internal auditor, and management.

Compensation Committee

The Compensation Committee’s functions include:

•	conducting an annual evaluation of the Chief Executive Officer’s performance

•	annually setting the Chief Executive Officer’s compensation level and reviewing and approving compensation levels of our other senior officers

•	establishing and administering our incentive compensation plans, equity-based plans, and other bonus plans, including granting awards and approving payouts under our plans

•	annually reviewing the corporate goals and objectives relating to compensation of our Chief Executive Officer and other senior officers

•	periodically reviewing and making recommendations to the Board regarding the compensation of our non-management directors

•	evaluating the qualifications and independence of the Compensation Committee’s independent compensation consultant

Pay Governance LLC (“Pay Governance”) served as the Compensation Committee’s independent compensation consultant during 2020. In addition to providing advice on various aspects of GATX’s compensation plans, programs, and policies, Pay Governance also advises the Compensation Committee periodically on current trends and best practices and reviews the agendas and supporting materials with management and the Compensation Committee Chair in advance of each committee meeting. A Pay Governance representative attends all Compensation Committee meetings, including executive sessions at which management is not present, and meets independently with the Compensation Committee as appropriate. In addition, Pay Governance provides specific recommendations for the Chief Executive Officer’s compensation and advice on the recommendations made by the Chief Executive Officer with respect to the compensation of other executives.

GATX CORPORATION - 2021 Proxy Statement	11

CORPORATE GOVERNANCE

Governance Committee

The Governance Committee’s functions include:

•	identifying individuals qualified to become Board members and recommending to the Board a slate of director nominees for election at each annual meeting of shareholders

•	ensuring that all of the Board committees have the benefit of qualified and experienced independent directors

•	regularly reviewing a matrix of director skills to ensure a diversity of relevant experience, fresh perspective, skills, backgrounds, and other attributes on the Board
•	developing and overseeing an effective set of corporate governance policies and procedures designed to ensure that GATX adheres to strong corporate governance and ethical standards and complies with all applicable legal and regulatory requirements

•	overseeing the evaluation of the Board’s performance and effectiveness, including the directors’ attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate

•	overseeing ESG matters and receiving periodic reports from management on related strategic initiatives

Annual Board and Committee Evaluations

The Board conducts an evaluation of its performance and effectiveness on an annual basis. The purpose of the evaluation is to obtain the directors’ feedback on the Board’s performance and identify ways to enhance its effectiveness. As part of the evaluation, each director receives a written questionnaire developed by the Governance Committee to solicit input on the Board’s performance, effectiveness, composition, priorities, and culture. Using the questionnaire as a guide, the Governance Committee Chair conducts personal interviews with all directors to obtain their feedback and discuss any other issues or concerns they may have. The Governance Committee Chair compiles the collective views and comments of the directors and then reports the results of the evaluation to the full Board.

Each of the Board’s committees conducts its own evaluation using the same process as the Board evaluation. The Chair of each committee conducts personal interviews with the other committee members and, after compiling the results, presents a report to the committee and the full Board.

Each year, the Governance Committee Chair conducts a personal interview with each Board member to gather in-depth perspectives and candid insight about Board performance and effectiveness. The Chair of each committee follows the same process to obtain feedback from committee members on the committee’s performance and effectiveness.

Board Refreshment

The Board, led by the Governance Committee, regularly evaluates its own composition and succession plans in light of the Company’s evolving business and strategic needs. The focus of this process is to ensure that the Board is composed of directors who possess a wide variety of relevant skills, professional experience, and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders. In identifying individuals for Board membership, the Governance Committee considers a candidate’s gender, age, ethnicity, and other individual qualities and attributes that contribute to an active, effective Board. The Board believes that new ideas and perspectives are critical to a forward-looking and strategic Board, as are the extensive experience and deep understanding of our business and industry that long-serving directors possess. Accordingly, in its board refreshment and succession planning process, the Board considers both the benefits of continuity and fresh perspectives that new directors can bring.

In considering potential director candidates, the Governance Committee and Board take into account, among other factors, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of the skills, experience, and attributes that would be beneficial to the Board’s oversight role. For more information, see Director Criteria and Nomination Process on page 17.

12	GATX CORPORATION - 2021 Proxy Statement

CORPORATE GOVERNANCE

Succession Planning

The Board regularly reviews long-term and emergency succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible Chief Executive Officer candidates, the Board identifies the key skills, experience, and attributes it believes are required to be an effective Chief Executive Officer in light of the Company’s business strategies, opportunities, and challenges. In addition, the Board ensures that directors have substantial opportunities over the course of the year to engage with possible succession candidates. As part of these long-term succession planning efforts, we implemented organizational changes to some of our senior leadership positions in order to enhance our growth efforts and further drive the excellent performance our shareholders expect.

GATX CORPORATION - 2021 Proxy Statement	13

CORPORATE GOVERNANCE

Risk Oversight

FULL BOARD

While management is responsible for managing risk, the Board and its committees play a role in overseeing our risk management practices and programs. We have robust internal processes and an effective internal control environment that facilitates identification and management of risk and regular communication with the Board. These include an enterprise risk management program, regular internal management disclosure committee meetings, codes of business conduct and ethics, a strong ethics and compliance program, and a comprehensive internal and external audit process. The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the Board.

•

•

•

•

•

•

•

•

•

•

•

•

•

•

•

Audit Committee	Compensation Committee	Governance Committee

Plays a key role in the Board’s risk oversight process, particularly in relation to risks that could have a financial impact, such as financial reporting, taxes, accounting, disclosure, internal controls, legal matters, cybersecurity, and our ethics and compliance programs.

Discusses our risk assessment and risk management guidelines and policies with management, the internal auditors, and the independent registered public accounting firm.

Receives regular reports from management and discusses steps taken by management to monitor and control risk exposures.

Reviews all of our quarterly financial reports, including any disclosure therein of risk factors affecting us and our business.

Receives quarterly reports from management regarding information security matters, including but not limited to security events, threats, controls, security projects, compliance, security awareness training and updates to the information security heat map.

Provides regular reports to the Board on its risk oversight activities and any issues identified thereby.

Manages risks associated with personnel and compensation issues, including executive compensation.

Receives regular reports from the independent compensation consultant and management concerning our compensation plans, policies, and practices.

Sets performance goals under our annual and long-term incentive plans and oversees our compensation plans, policies, and practices.

Provides regular reports to the Board on its oversight of compensation-related risks.

Together with the Compensation Committee’s independent consultant, provides input to our human resources staff in conjunction with their annual assessment of potential risks that may be created by our compensation plans, policies, and practices. The assessment conducted for 2020 found that our compensation plans, policies, and practices did not create risks that would be reasonably likely to have a material adverse effect on GATX. In reaching this conclusion, we considered the mix of compensation paid to employees, as well as the risk control and mitigation features of our plans, including appropriate performance measures and targets, incentive plan payout maximums, our compensation clawback policy, and mandatory stock retention requirements for our executive officers.

Manages risks associated with governance issues, such as the independence of the Board, Board effectiveness and organization, corporate governance, and director succession planning.

Reviews the skills and experience of the directors on a regular basis to ensure the diversity of relevant experience necessary for an effective Board.

Maintains corporate governance guidelines and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards.

Oversees environmental, social and governance matters.

Provides regular reports to the Board on its risk oversight activities.

14	GATX CORPORATION - 2021 Proxy Statement

CORPORATE GOVERNANCE

Anti-Hedging, Anti-Pledging Policies

In addition to prohibiting our directors, officers, and employees from trading in GATX stock while in possession of material non-public information, our Insider Trading Policy also prohibits certain transactions in GATX stock that may create the potential for the interests of a director, officer, or employee to diverge from the interests of GATX and its shareholders. In particular, our policy prohibits directors, officers, and employees from engaging in hedging transactions, including short sales, transactions in publicly traded options involving GATX stock, and use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. The policy also prohibits directors, officers, and employees from holding GATX stock in a margin account or pledging GATX stock as collateral for a loan.

Related Party Transactions

Related Party Transactions Approval Policy

We recognize that transactions with related parties present a heightened risk of real or perceived conflicts of interest and, therefore, may raise questions as to whether those transactions are consistent with the best interests of GATX and its shareholders. Accordingly, we have a formal, written policy that requires all related party transactions to be reviewed and approved by the Audit Committee. A “related party transaction” means any transaction (or series of transactions) valued at over $120,000 in which GATX is a participant and in which any “related party” has or will have a direct or indirect material interest. Our policy defines a “related party” to include all of our directors and executive officers, holders of more than 5% of our voting stock, and the immediate family members of those persons.

Under our policy, the Audit Committee will approve a related party transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of GATX and our shareholders, including, for example, situations where:

•	the transaction may enable us to obtain products or services of a nature, quantity, or quality, or on other terms, that are not readily available from alternative sources

•	the transaction is on “arm’s length” terms comparable to the terms on which we provide products or services to unrelated third parties or to our employees generally

Upon completion of its review, the Audit Committee will approve or disapprove the related party transaction. In approving any related party transaction, the Audit Committee also will make a determination that the transaction does not constitute a conflict of interest under our Code of Business Conduct and Ethics.

Director and Officer Indemnification and Insurance Arrangements

As required by our By-Laws, we indemnify our directors and officers to the fullest extent permitted by the New York Business Corporation Law. In addition, we have entered into indemnification agreements with each member of the Board that contractually obligate us to provide this indemnification to our directors.

As permitted by the New York Business Corporation Law and our By-Laws, we maintain insurance policies that provide liability protection to our directors and officers for claims for which they may not be indemnified by the Company. These insurance policies also provide reimbursement to GATX for indemnification payments we make on behalf of our directors and officers, subject to the conditions and exclusions specified in the policies.

GATX CORPORATION - 2021 Proxy Statement	15

CORPORATE GOVERNANCE

Shareholder Engagement

We believe that understanding issues of importance to our shareholders is critical for us to address their interests in a meaningful and effective way. It is also a tenet of good corporate governance. In that light, we engage with our shareholders on a regular basis to discuss a range of topics, including our performance, strategy, executive compensation, and corporate governance. Dialogue and engagement with our shareholders help us understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, compensation practices, or other aspects of our operations.

Our shareholder outreach and engagement program takes many forms and is a year-round activity. We participate in numerous investor road shows, analyst meetings, and investor conferences. We also provide investors with access to our executive officers in an effort to provide a full perspective on business operations, market conditions, and our long-term strategy. We communicate with shareholders through various media, including our annual report and SEC filings, Proxy

Statement, news releases, and our website. We hold conference calls for our quarterly earnings releases and other major corporate events which are open to all. These calls are available in real time and as archived webcasts on our website.

In 2020, we reached out to our largest investors, representing over 80% of our outstanding shares, and offered them the opportunity to meet with members of our Board and management to discuss a range of issues. Discussion topics included our response to the COVID-19 pandemic, human capital management, diversity and inclusion efforts, enterprise risk management, ESG and executive compensation.

During our interactions with shareholders, we hear a diverse range of views. In general, our investors appreciate our transparency and willingness by our senior executives and members of the Board to engage with, and listen to, shareholders. In addition, we continue to make enhancements to our diversity and inclusion efforts, ESG initiatives and the Proxy Statement in response to suggestions from investors.

Communication with the Board

GATX shareholders and other interested parties may, at any time, communicate directly with the Board, any of our directors individually (including the Lead Director), or our non-management directors as a group through the office of our Corporate Secretary as follows:

•	by mail addressed to the Board, any director, or the non-management directors as a group, c/o the Corporate Secretary, GATX Corporation, 233 South Wacker Drive, Chicago, Illinois 60606-7147

•	electronically by sending an e-mail to contactboard@gatx.com

•	anonymously through our hotline vendor, Convercent, by internet at www.convercent.com/report or by telephone at (800) 461-9330

Our Corporate Secretary will review communications received by any of these methods and forward the communication promptly to the Board, individual directors, the Lead Director, or the non-management directors as a group, as appropriate, depending on the subject matter and facts and circumstances described in the communication.

Communications that are not related to the duties and responsibilities of the Board, are patently frivolous, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded.

16	GATX CORPORATION - 2021 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

Director Criteria and Nomination Process

Each year, the Board nominates a slate of director candidates for election at the Annual Meeting of Shareholders. The Board has delegated the process for screening potential director candidates to the Governance Committee with input from the Chairman and Chief Executive Officer and the Lead Director. When the Governance Committee determines that it is desirable to add a director or fill a vacancy on the Board, it will identify one or more individuals qualified to become directors and recommend them to the Board. In identifying qualified individuals, the Governance Committee generally retains a search firm for this purpose. In evaluating individuals for potential membership on the Board, the Governance Committee gives due consideration to the following criteria:

•	the highest level of personal and professional ethics, integrity, and values

•	an inquisitive and objective perspective

•	broad experience at the policy-making level in business, finance, accounting, government, or education

•	expertise and experience relevant to GATX and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained

•	broad business and social perspective and mature judgment
•	the overall diversity of the Board

•	commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company’s business

•	demonstrated ability to communicate freely with management and the other directors, as well as the ability and disposition to meaningfully participate in a collegial decision-making process

•	willingness to devote the required time and effort to carry out the duties and responsibilities of a Board member

•	independence from any particular constituency, and the ability to represent the best interests of all shareholders and to appraise objectively the performance of management

Nominees are selected so that the Board represents a diversity of viewpoints, professional experiences, education, skills, backgrounds, and other individual qualities and attributes that contribute to an active, effective Board.

GATX CORPORATION - 2021 Proxy Statement	17

ELECTION OF DIRECTORS

Director Experience, Qualifications, and Skills

The Governance Committee is responsible for recommending to the full Board a slate of director nominees who collectively have the complementary experience, qualifications, skills, and attributes to guide the Company and function effectively as a Board. We believe that each of the nominees satisfies the criteria for membership set forth above and has key skills and attributes that are important to an effective board. Each of the nominees, other than Mr. Kenney, is also independent of the Company and management. See Board Independence on page 9.

Listed below are certain key experiences, qualifications, and skills of our director nominees that the Governance Committee believes are relevant and important in light of GATX’s business and structure.

SKILLS MATRIX

	Brian A. Kenney (Chair & CEO)	James B. Ream (LD)	Diane M. Aigotti	Anne L. Arvia	Adam L. Stanley	David S. Sutherland	Stephen R. Wilson	Paul G. Yovovich

KNOWLEDGE, SKILLS AND EXPERIENCE
2021 Tenure	16	12	4	11	1	13	6	8
2021 Age	61	65	56	57	47	71	72	67
Rail & Other Transportation	✓	✓				✓	✓
Air Transportation	✓	✓
Operations	✓	✓	✓	✓	✓	✓	✓	✓
Raw Materials	✓	✓				✓	✓
Human Resources & Recruiting	✓	✓	✓	✓	✓	✓	✓	✓
Customer Perspectives	✓	✓	✓	✓	✓	✓	✓	✓
International & Emerging Markets	✓	✓	✓	✓	✓		✓	✓
Finance / M&A	✓	✓	✓	✓	✓	✓	✓	✓
Capital Markets / Private Equity	✓	✓	✓	✓	✓	✓	✓	✓
Fixed Income Investments	✓	✓	✓	✓	✓	✓	✓	✓
Debt Market Experience	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Accounting & Financial Audit	✓	✓	✓	✓	✓	✓	✓	✓
Technology & Data Security	✓	✓	✓	✓	✓	✓	✓	✓
Law & Litigation			✓	✓	✓	✓	✓	✓
Regulatory & Public Affairs	✓	✓	✓	✓	✓	✓	✓	✓

18	GATX CORPORATION - 2021 Proxy Statement

ELECTION OF DIRECTORS

	Brian A. Kenney (Chair & CEO)	James B. Ream (LD)	Diane M. Aigotti	Anne L. Arvia	Adam L. Stanley	David S. Sutherland	Stephen R. Wilson	Paul G. Yovovich

DEMOGRAPHICS

RACE / ETHNICITY

American Indian / Alaska Native

Asian

Black or African American					✓

Hispanic or Latino

Native Hawaiian / Other Pacific Islander

White or Caucasian	✓	✓	✓	✓		✓	✓	✓

Other

GENDER

Male	✓	✓			✓	✓	✓	✓

Female			✓	✓

Other

GATX CORPORATION - 2021 Proxy Statement	19

ELECTION OF DIRECTORS

Shareholder Recommendation and Nomination of Directors

The Board also will consider any candidates who may be recommended by shareholders. The Board conducts such inquiry into each candidate’s background, qualifications, and independence as it believes is necessary or appropriate under the circumstances and regardless of whether the candidate was recommended by shareholders or by others. Any recommendations of director candidates by shareholders should be submitted to the Governance Committee, c/o the Corporate Secretary, GATX Corporation, 233 South Wacker Drive,

Chicago, Illinois 60606-7147. The recommendation must be received not more than 120 and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting and must include all information required by the proxy rules, applicable law, and our By-Laws. If a shareholder submits a director candidate in accordance with the requirements specified in our By-Laws, the Governance Committee will consider such director candidate using the same standards it applies to evaluate other director candidates.

Nominees for Election to the Board of Directors

Our Board is currently composed of nine directors, eight of whom are standing for re-election for a term of one year, to serve until the 2022 Annual Meeting of Shareholders or until their successors are elected and qualified. Ernst A. Häberli, who currently serves on the Board, will not be standing for re-election and will be retiring at the 2021 Annual Meeting. The Board is grateful to Mr. Häberli for his 14 years of dedicated and valuable service to the Company.

All director nominees have consented to serve on the Board, if elected. At the time of the Annual Meeting, if any director nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board to fill the vacancy, or the size of the Board may be reduced accordingly.

Please see below for information on the background of each of the eight director nominees, as well as each individual’s specific experience, qualifications, and skills that led the Board to conclude that such individual should serve on the Board in light of the Company’s business and leadership structure.

The Board of Directors recommends that you vote FOR each director nominee named below.

Diane M. Aigotti

Years of Service:     4

Age:    56

Board Committees:     Audit, Governance

Ms. Aigotti has served as Executive Vice President, Managing Director and Chief Financial Officer
of Ryan Specialty Group, LLC since 2010. Prior to joining Ryan Specialty Group, Ms. Aigotti served as Senior Vice President, Chief Risk Officer and Treasurer of Aon plc (f/k/a Aon Corp.) from
2000 to 2008. Earlier in her career, she served as the Vice President of Finance at The University of Chicago Hospitals and Health System from 1998 to 2000 and as Budget Director for the City of
Chicago from 1995 to 1997. The Board has determined that Ms. Aigotti qualifies as an Audit
Committee Financial Expert.

Specific Qualifications, Attributes, Skills and Experience

•	Extensive financial expertise, including in capital markets transactions, financial reporting, and internal controls

•	Deep understanding of the insurance industry gained through her experience as the Chief Financial Officer of a large global insurance organization

•

Substantial expertise in key areas such as financial planning and reporting, operations, risk management, treasury management, mergers and acquisitions, information technology, and tax and regulatory compliance enables her to provide valuable insights on issues critical to the Board’s oversight of our business, strategy, and operations

20	GATX CORPORATION - 2021 Proxy Statement

ELECTION OF DIRECTORS

Anne L. Arvia

Years of Service:    11

Age:    57

Board Committees:     Audit (Chair)

Ms. Arvia has served as Executive Vice President, Banking and Financial Services, The Auto Club Group and President, CEO, The Auto Club Trust, since August 2018. Previously, Ms. Arvia served as Acting President, USAA Bank, from November 2016 to May 2017 and as USAA Bank’s Senior Vice President and Managing Director, from August 2015 to December 2017. Before joining USAA, Ms. Arvia was President, Nationwide Direct Distribution from August 2012 to July 2015, President of Nationwide Retirement Plans from November 2009 to August 2012, and Chief Executive Officer of Nationwide Bank, a unit of Nationwide Mutual Insurance Company, from 2006 to November 2009. Prior to joining Nationwide, she served as President and Chief Executive Officer of ShoreBank, a community development and environmental bank, from 2001 to August 2006. She joined ShoreBank in 1991 as Assistant Controller and was named Chief Financial Officer in 1998. The Board has determined that Ms. Arvia qualifies as an Audit Committee Financial Expert.

Specific Qualifications, Attributes, Skills and Experience

•	Deep understanding of auditing, accounting standards, and financial reporting rules and regulations

•	Qualified as a Certified Public Accountant and an Audit Committee Financial Expert

•	Wealth of experience in investment, operations, risk management, and financial matters gained through her many years of senior management experience in the financial services sector

Brian A. Kenney

Years of Service:    16

Age:    61

Chairman of the Board, President and Chief Executive Officer

Mr. Kenney has served as our Chairman of the Board and Chief Executive Officer since 2005 and as President since 2004. Previously, he held positions at GATX as Senior Vice President, Finance and Chief Financial Officer from 2002 to 2004, Vice President, Finance and Chief Financial Officer from 1999 to 2002, and Vice President – Finance from 1998 to 1999. He first joined GATX in 1995 as Treasurer. Before coming to GATX, Mr. Kenney served as Managing Director, Corporate Finance and Banking for AMR Corporation and in various financial positions with United Airlines and Morton International, Inc. Mr. Kenney also served as a member of the board of directors of USG Corporation, a publicly held manufacturer and supplier of building supply products, from 2011 until its acquisition in April 2019.

Specific Qualifications, Attributes, Skills and Experience

•	Unique perspective and insight that comes from managing the Company’s business on a day-to-day basis

•	Substantial operating, risk management, and transportation industry experience

•	Extensive financial and capital markets expertise

•	Strategic leadership skills necessary to manage GATX’s leasing business through market cycles while meeting the challenges of a constantly changing environment across GATX’s portfolio of assets

•	Broad experience on corporate governance issues gained through his experience on public company boards of directors

GATX CORPORATION - 2021 Proxy Statement	21

ELECTION OF DIRECTORS

James B. Ream

Years of Service:    12

Age:     65

Lead Director

Mr. Ream served as Senior Vice President – Operations of American Airlines from 2012 to 2014 and as American’s Senior Vice President, Maintenance and Engineering from 2010 to 2012. Previously, Mr. Ream served as Chief Executive Officer of ExpressJet Holdings, Inc., an operator of regional jets in North America, from 2001 to 2010, and President of ExpressJet from 1999 to 2010. Prior to joining ExpressJet, Mr. Ream held various positions of increasing responsibility with Continental Airlines and American Airlines. Mr. Ream was a director of ExpressJet Holdings, Inc. from 2002 to 2010.

Specific Qualifications, Attributes, Skills and Experience

•

Significant experience in management, strategy, finance, and operations gained through his various senior executive roles in the transportation industry, including as Chief Executive Officer of ExpressJet Holdings, Inc.

•	Substantial experience in financing, management, maintenance, customer relations, regulatory issues, and operations of large fleets of transportation assets

•	Extensive financial, accounting, and risk management expertise

•	Enhanced perspectives on corporate governance, risk management, and other issues applicable to public companies

Adam L. Stanley

Years of Service:    1

Age:     47

Board Committees:     Audit, Governance

Since March 2014, Mr. Stanley has served as Chief Information Officer and Chief Digital Officer of Cushman & Wakefield plc, one of the largest global commercial real estate services firms, where he oversees all technology, data and digital transformation strategies. Prior to this role, he was the Technology and Security Services Officer at Aviva Corporation from 2011 – 2012 and the Global Chief Technology Officer at Aon Corporation from 2008 – 2011. Mr. Stanley joined Aon from ABN AMRO LaSalle Bank, where he held various positions including Head of North America Technology Services and Solutions, and began his career in 1995 at Deloitte & Touche LLP. He also serves on the board of directors of 1871, the Chicago-based tech innovation and entrepreneurship incubator.

Specific Qualifications, Attributes, Skills and Experience

•	Deep experience in information technology systems, security, data and digital transformation

•	Extensive human capital management and process integration expertise

•	Significant financial and risk management skills and experience

•	Far-reaching exposure to global business markets and mergers and acquisitions

22	GATX CORPORATION - 2021 Proxy Statement

ELECTION OF DIRECTORS

David S. Sutherland

Years of Service:    13

Age:     71

Board Committees:     Compensation (Chair)

Mr. Sutherland retired as President and Chief Executive Officer of IPSCO, Inc., a steel producer, in July 2007, having served in that position since January 2002. During his 30-year career with IPSCO, Mr. Sutherland held a number of strategically important roles for the company, including Executive Vice President and Chief Operating Officer from April 2001 to January 2002 and Vice President of Raw Materials and Coil Processing from 1997 to 2001. Mr. Sutherland also serves as non-executive chairman and a director of United States Steel Corporation and as a director of Imperial Oil Ltd.

Specific Qualifications, Attributes, Skills and Experience

•	Proven leadership and record of achievement as the former Chief Executive of a publicly held steel producer

•	Deep knowledge of the steel industry, which is a critical raw material for the production of railcars, and the manufacturing industry, which is a key sector for the Company’s business

•	Substantial senior management experience, which enables him to provide valuable insights on business operations and strategy, global markets, financial matters, and risk management

•	Broad experience on corporate governance issues gained through his experience on public company boards of directors, including his past service as our Lead Director

Stephen R. Wilson

Years of Service:    6

Age:     72

Board Committees:     Audit, Compensation

Mr. Wilson retired as Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc., in 2014. Previously, he served as President and Chief Executive Officer of CF Industries from 2003 to 2005, and as Senior Vice President and Chief Financial Officer from 1991 to 2003. Mr. Wilson began his career with Inland Steel Industries, Inc. in 1974, and served in a variety of increasingly responsible positions in both strategic planning and finance. The Board has determined that Mr. Wilson qualifies as an Audit Committee Financial Expert. Mr. Wilson also serves on the board of directors of Ameren Corporation where he is chair of the Finance Committee and a member of the Human Resources Committee.

Specific Qualifications, Attributes, Skills and Experience

•

Demonstrated financial, operating, strategic, and business management expertise gained though his many years of experience in senior executive roles, including as the former Chief Executive Officer of CF Industries

•	Significant experience in strategic planning, regulatory environment, transformational corporate transactions, and business integration, including in numerous international markets

•	Extensive financial and accounting expertise from his experience serving as a Chief Executive Officer and Chief Financial Officer at a major publicly held corporation

•	Provides valuable rail industry customer perspective gained through his experience as the Chief Executive Officer of large fertilizer company that is a major shipper of goods by rail

GATX CORPORATION - 2021 Proxy Statement	23

ELECTION OF DIRECTORS

Paul G. Yovovich

Years of Service:    8

Age:     67

Board Committees:     Compensation, Governance (Chair)

Mr. Yovovich is President of Lake Capital, a private equity firm he co-founded in 1998. He has over 30 years of experience as a senior executive, principal and corporate director, including serving as President of Advance Ross Corporation from 1993 to 1996 and in various executive positions with Centel Corporation from 1982 to 1992.

Specific Qualifications, Attributes, Skills and Experience

•

Broad strategic, operating, financial, accounting, regulatory, and business management experience gained through his more than 30 years of experience as a senior executive, principal, and corporate director

•	Qualified as a Certified Public Accountant

•	Significant experience in technology and data security issues

•

Deep expertise in transactional, investment, and capital markets matters through his many years as a private equity executive investing in, and actively overseeing the management of, Lake Capital’s portfolio companies to foster growth and value creation

•	Substantial corporate governance expertise gained through his experience on serving on public company boards of directors and on the boards of Lake Capital’s portfolio companies

24	GATX CORPORATION - 2021 Proxy Statement

DIRECTOR COMPENSATION

The Compensation Committee with assistance from Pay Governance, reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Mr. Kenney receives no director compensation for his service on the Board. GATX’s independent director compensation program is designed to enable continued attraction and retention of highly qualified directors and to address the time, effort, expertise, and accountability required of active Board membership. The Company’s independent director compensation program for 2020 consisted of the following amounts shown in the table below:

Our 2020 Director Compensation Program

Retainer (Annualized Amounts)	January 1 - December 31 ($)

- Cash	90,000

- Phantom Stock	120,000

- Lead Director	25,000

- Audit Committee Chair	20,000

- Compensation Committee Chair	15,000

- Governance Committee Chair	10,000

Each director’s phantom stock account is credited with additional units representing dividends declared on GATX common stock based on the date such dividend is paid. At the expiration of each director’s service on the Board, settlement of phantom stock units is made in shares of common stock equal to the number of units of phantom stock then credited to his or her account. Any fractional units are paid in cash. Directors may elect to receive their payouts in a lump sum or up to ten annual installments in accordance with the terms, and subject to the limitations, set forth in the Directors’ Phantom Stock Plan.

We offer a Directors’ Voluntary Deferred Fee Plan in which non-employee directors may defer receipt of the cash portion of their retainer in the form of either cash or phantom stock units. If the deferral is in cash, the deferred amount accrues interest at a rate equal to the 20-year US government bond rate. If the deferral is in units of phantom stock, the units are credited to an account for each participating director along with dividends and are settled, following expiration of the director’s service on the Board, in accordance with his or her election/distribution form on file. Four current directors participated in the Deferred Fee Plan in 2020.

The stock ownership goal for non-employee directors is 5.0 times the annual cash retainer. New directors have five years following election to the Board to achieve this ownership goal.

GATX CORPORATION - 2021 Proxy Statement	25

DIRECTOR COMPENSATION

2020 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

(a)	(b)	(c)	(h)

Diane M. Aigotti	90,000	120,000	210,000

Anne L. Arvia	110,000	120,000	230,000

Ernst A. Häberli	90,000	120,000	210,000

James B. Ream	115,000	120,000	235,000

Robert J. Ritchie(4)	30,000	40,000	70,000

Adam L. Stanley	90,000	120,000	210,000

David S. Sutherland	105,000	120,000	225,000

Stephen R. Wilson	90,000	120,000	210,000

Paul G. Yovovich	100,000	120,000	220,000

(1)

Under the Directors’ Voluntary Deferred Fee Plan, the following directors have deferred a portion of their cash retainer into phantom stock units during 2020: Ms. Aigotti ($45,000), Messrs. Ream ($23,000), Ritchie ($30,000), Sutherland ($105,000), and Yovovich ($100,000).

(2)

Ms. Aigotti and Ms. Arvia and Messrs. Häberli, Ream, Ritchie, Sutherland, Wilson and Yovovich received stock grants with grant date fair values of $30,000 on January 31, April 30, July 31 and October 31. Mr. Ritchie retired as a Director on April 24, 2020. His stock grants were prorated to reflect his service prior to his retirement from the Board. These awards were fully vested upon grant and the amounts shown represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2020, in accordance with Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)

The aggregate number of GATX phantom stock units held on December 31, 2020 was:    Ms. Aigotti (9,293), Ms. Arvia (26,024), Mr. Häberli (31,119), Mr. Ream (32,606), Mr. Ritchie (25,256), Mr. Stanley (2,086), Mr. Sutherland (61,921), Mr. Wilson (11,002), and Mr. Yovovich (28,797).

(4)	Mr. Ritchie retired from the Board effective April 24, 2020.

26	GATX CORPORATION - 2021 Proxy Statement

PROPOSAL 2:	ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are seeking your approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the Compensation Discussion and Analysis beginning on page 28. We believe that we have designed compensation programs that pay for performance and align compensation with the long-term interests of our shareholders. In deciding how you vote on this proposal, we encourage you to read the Compensation Discussion and Analysis for a full description of our executive compensation philosophy and programs, the decisions our Compensation Committee has made under those programs, and the factors it considers in making those decisions.

We value the feedback provided by our shareholders, who approved our executive compensation program at the 2020 Annual Meeting of Shareholders by a favorable vote of approximately 98%. We have discussions with many of our shareholders on an ongoing basis regarding various topics, including executive compensation, and we take into account the views of shareholders regarding the design and effectiveness of our executive compensation program.

Shareholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of GATX Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the Executive Compensation Tables, together with the narrative discussion related thereto.”

The Board of Directors recommends that you vote FOR adoption of the advisory resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

GATX CORPORATION - 2021 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses material information relating to our executive compensation program and plans for our NEOs:

Brian A. Kenney

Chairman, President and Chief Executive Officer

Thomas A. Ellman

Executive Vice President and Chief Financial Officer

Robert C. Lyons

Executive Vice President and President, Rail North America

Deborah A. Golden

Executive Vice President, General Counsel and Corporate Secretary

N. Gokce Tezel

Executive Vice President and President, Rail International

TABLE OF CONTENTS:

This Compensation Discussion and Analysis makes reference to financial data derived from our financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and certain other financial data prepared using non-GAAP components. For a reconciliation of these non-GAAP components to the most comparable GAAP components, see Exhibit B to this Proxy Statement.

28	GATX CORPORATION - 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Business and Strategy

GATX is in the business of owning and leasing long-lived transportation assets. We are the leading global railcar lessor, leasing railcars in North America, Europe, and Asia. Most of our railcar leases are service-intensive leases under which we provide maintenance, engineering, administrative, and a variety of other value-added services.

In addition, we invest in aircraft spare engines with Rolls-Royce plc, a leading manufacturer of commercial aircraft jet engines, in a group of joint ventures that lease aircraft spare engines. We also invest directly in aircraft spare engines that are managed by this joint venture. Lastly, we recently acquired the world’s fourth largest tank container leasing fleet, a complementary business to railcar leasing.

Railcar leasing remains our core business, accounting for approximately 99% of our 2020 revenue. Prior to the pandemic, the North American railcar leasing market was in a weakened condition due to a significant oversupply of railcars, exacerbated by decreased railcar loadings, increased rail velocity, lower lease rates and a highly competitive leasing environment. In addition, our rail customers generally operate in cyclical markets, such as the petroleum, chemical, fertilizer, food/agricultural, transportation, and construction industries. This cyclical demand, combined with changing macroeconomic conditions and swings in railcar supply, results in significant volatility in utilization and lease rates for railcars over time. At the same time, our railcars have very long useful lives of 20-45 years. Thus, we proactively manage our business with a long-term view, which includes buying, leasing, maintaining, and selling railcars into constantly changing business conditions over decades. Given the COVID-19 pandemic’s adverse impacts in 2020, successful execution of our long-term strategic priorities was critically important in this challenging operating environment.

We believe that the key to generating long-term shareholder value involves optimizing asset growth and asset return by emphasizing each at the appropriate point in the railcar business cycle. For example, in stronger railcar markets, we focus on increasing lease rates and lengthening lease terms to lock-in attractive lease revenue as long as possible. At the same time, we de-emphasize new railcar investment due to the high railcar prices usually present in such a market. Conversely, in weaker markets, when railcar prices tend to be lower, we seek to increase railcar investment on favorable terms. We also aggressively reduce lease rates to maintain asset utilization and shorten lease terms to position us to capture value when lease rates improve. The following chart illustrates our approach to managing leases through these cycles over the past decade.

The cyclicality of our industry is also illustrated by the backlog of orders at the railcar manufacturers. Rising backlogs tend to represent a strengthening market while falling backlogs tend to represent a weakening market. While we invest in railcars at all points in the business cycle, we strive to achieve lower railcar cost by trying to place large new railcar orders and acquire existing fleets in weaker markets when asset prices tend to be lower. The following chart illustrates this cyclicality and our efforts to focus on the lower points in the business cycle for large railcar investments.

[1]

The Lease Price Index is an internally generated business indicator measuring the percentage change between the average renewal lease rate and the average expiring lease rate weighted by fleet composition. Excludes boxcar fleet.

GATX CORPORATION - 2021 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Principles

Our Compensation Committee is responsible for the oversight of our executive compensation program, including approval of our Chief Executive Officer’s compensation and establishing the performance goals used to determine the compensation of our executive officers. Our executive compensation program is based on the following principles:

•	a substantial majority of management’s compensation should be performance-based and closely linked to our financial performance to align the interests of management with those of our shareholders

•	performance goals should be robust and reward executives for the achievement of our annual and long-term business goals through changes in business cycles

•	compensation opportunities should be competitive to enable us to attract, motivate, and retain key executives who are critical to delivering long-term shareholder value

The Compensation Committee expects our executive team to create long-term shareholder value by growing capital employed while also earning an attractive return on that capital. The inherent cyclicality of the railcar leasing business is an important consideration in how we structure our executive compensation programs to appropriately incentivize management to achieve the financial goals that will positively impact the Company’s performance over the long-term. Our Committee considered the impact of COVID-19 on all of our business segments, but did not adjust any of the outstanding incentive plans, including the 2020 annual incentive plan and the outstanding performance share plans. No changes were made to underlying plan measures and metrics and no adjustments were made to final achievement and payouts under any of our executive compensation plans

Due to the cyclicality of our business, management must strategically shift the emphasis we place on each of these dual objectives (i.e., growth in capital employed and financial returns) to adapt to changes in market conditions. Our compensation programs reflect this cyclicality by appropriately rewarding management to emphasize current financial returns over growth in capital employed during stronger markets and, conversely, to emphasize growth in capital employed over current financial returns in weaker markets. As a result, the level of performance on which we measure our incentives reflect this cyclicality and may not reflect year-over-year increases. In this way, the Compensation Committee believes that our plans have been designed to reward executives for achieving those goals that will maximize long-term shareholder value.

30	GATX CORPORATION - 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Plan Design

The overarching goal of our compensation philosophy and incentive plan design is to incentivize management by aligning their interests with those of our shareholders. The Compensation Committee establishes performance metrics for our annual and long-term plans through a multi-step process that considers the business plan and the macroeconomic environment impacting the railcar leasing industry each year. This rigorous approach to goal setting and creating alignment with shareholders is important to the Committee and accordingly each of our executive officers receives the vast majority of pay from equity — which is 100% performance-based. In 2020, approximately 83% of total direct compensation for our Chief Executive Officer, and approximately 68% for our other NEOs, was performance-based and not guaranteed. The light and dark blue colors in the charts below denote performance-based compensation. The following graphs provide a snapshot of the elements of pay for our NEOs and explain why each element is provided:

Note: The percentages in the charts above reflect the base salary and incentive targets in effect for the NEOs for 2020, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table.

Incentive Type	Compensation Element	How Determined/ Performance Considerations	Key Features & Purpose	Form of Payment

FIXED	Base Salary	Typically consider market pay levels, specific responsibilities and experience of each NEO, and his or her individual performance	• Attract and retain key talent • Provide a degree of financial certainty	Cash
PERFORMANCE- BASED INCENTIVES	Annual Incentive Awards	Achievement of Company net income goal. We set annual incentive opportunities to be competitive with market	• Drive achievement of key business results on an annual basis	Cash
Long-Term Equity Based Incentive Awards

Achievement of Company return on equity and investment volume goals. We set target long-term incentive opportunities to be competitive with market. The value of regular, annual long-term incentive awards to each NEO is divided equally between stock options and performance shares

•   Directly tie interests of our NEOs to those of our shareholders

•   Reward achievement of long-term objectives, typically over a three-year performance period

•   Reward creation of long-term shareholder value

Non-qualified stock options or performance shares (cash election available for those who have exceeded 150% of their share ownership requirements or are near retirement)

GATX CORPORATION - 2021 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

2020 Key Management Objectives

Entering 2020, the North American railcar leasing market was in a weakened position due to a significant oversupply of railcars. As the pandemic set in, North American railcar loadings fell to levels below the bottom of the 2008-2010 recession with negative impacts on already low lease rates. The impact of lower lease rates on renewals of railcar leases and the competitive pressures in re-leasing of railcars negatively impacted financial performance. The pandemic also had a dampening effect on secondary market activity and created inefficiencies in our North American Rail maintenance network due to frequent facility closings in an effort to keep our employees safe and healthy. In Europe and India, COVID-19 resulted in delayed new investment due to temporary closing and delays at railcar manufacturers. The pandemic’s most profound negative impact was on our aircraft spare engine leasing business due to the significant reduction in global air travel.

In light of the pandemic’s negative impacts across all of our segments, we immediately pursued the following performance objectives, among others:

•	Prioritize and ensure the safety and health of our employees

•	Efficiently handle and minimize the financial impact of the high volume of customer financial relief requests that materialized during the pandemic

•	Pursue “cyclically aware” investment opportunities in long-lived transportation assets at attractive prices

•	Focus on maintaining high utilization and renewal success rates in order to keep railcars with existing customers

•	Successfully place future years’ new railcar deliveries from our committed railcar supply agreement on lease well before their delivery dates

•	Diversify and grow our international railcar fleet

•	Divest non-core businesses

2020 Key Accomplishments

In 2020, despite COVID-19’s negative effect on all of our business segments, we executed on our strategic priorities and produced solid financial results. We earned $4.24 per diluted share, or $4.59 per diluted share from continuing operations after excluding the net negative impact of tax adjustments and other items. We maintained our global railcar fleet utilization between 98%-100%. As participants in an essential industry, our North American rail maintenance employees worked continuously through the pandemic and helped us realize the cost savings of performing increased maintenance work in our owned network. We capitalized on difficult market conditions by investing over $1.0 billion in attractively priced, long-lived transportation assets. Our international businesses vigorously pursued railcar growth plans. The RRPF aircraft spare engine leasing joint venture handled the wave of customer relief requests efficiently and identified new investment opportunities. We also acquired Trifleet, the world’s fourth largest tank container lessor.

We divested our non-core Great Lakes shipping business and maintained a strong balance sheet with access to capital and executed our strategy of investing in long-lived transportation assets in down markets at attractive prices.

32	GATX CORPORATION - 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Key performance highlights include the following:

Solid Earnings

•   Net income from continuing operations of $150.2 million ($162.5 million excluding tax adjustments and other items)[1]

•   Diluted earnings per share from continuing operations of $4.24 ($4.59 excluding tax adjustments and other items)[1]

•   Return on equity of 8.00% (10.5% excluding tax adjustments and other items)[1]

Excellent Operating Performance

•   Protected our maintenance employees through the adoption of strict COVID-19 protocols at our facilities. Maintained their employment and provided constant pay despite implementing frequent facility shutdowns to minimize risks to their health. Protected our office employees through remote work.

•   Capitalized on difficult market conditions by investing over $1.0 billion in attractively-priced, long-lived transportation assets.

•   Achieved railcar lease utilization of 98%-100% across our rail businesses despite challenging operating environments.

•   Placed the majority of our 2021 new railcar deliveries with customers well in advance of their delivery dates.

•   Reduced railcar maintenance expense from prior year by increasing the amount of railcar repairs performed in our owned network.

• Achieved record railcar investment at GATX Rail Europe.

•   Grew our rail leasing platform in India by adding customers, creating new railcar designs and offering new leasing solutions.

•   Acquired the world’s fourth largest tank container leasing business, further expanding our global transportation asset base.

•   Sold our Great Lakes shipping business to focus on core franchises.

Returned Cash to Shareholders	• Increased our dividend for the 10th consecutive year to $1.92 per share, completing our 102nd year of uninterrupted dividends.

[1]

Our 2020 financial results calculated in accordance with GAAP include $1.1 million of net income from discontinued operations and $12.3 million of tax adjustments and other items. For a reconciliation of net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items, to net income, diluted earnings per share, and return on equity calculated in accordance with GAAP, please see Exhibit B to this Proxy Statement.

GATX CORPORATION - 2021 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Performance Measures, Goal Setting, and Pay-for-Performance Alignment

Our unique position as an independent, publicly traded railcar lessor means that there are no directly comparable peers against which we can assess pay and performance. Over the last few years, our Compensation Committee has considered multiple approaches for identifying a relevant peer group but has found all of them to lack appropriate comparability. For example, the companies in our General Industry Classification Standard (“GICS”) code have significantly different business models, customer bases, and asset composition, and they lack GATX’s focus on very long-lived assets. Our competitors in the railcar leasing industry are typically very small parts of much larger diversified companies, which may or may not be publicly traded, making comparisons extremely difficult. However, we compete for executive talent against these much larger organizations. Lacking a clear group of peers for comparison, our Compensation Committee has chosen to use multiple data points to assess our executive compensation, including:

•	market data for companies with annual revenues between $1-3 billion

•	results from our annual internal talent assessment, which includes survey data on pay for particular executive positions

•	individual performance

In addition to the unavailability of relevant peer pay data, lack of a peer group makes it difficult to compare GATX’s total shareholder return (“TSR”) to the TSR of other companies in our industry because there are no other independent, publicly traded railcar leasing companies that we believe would provide a useful basis for comparison.

This is the primary reason why our Compensation Committee does not use relative TSR as a performance measure in our annual and long-term incentive plans. Instead, the Compensation Committee has chosen to use performance measures that reflect our financial performance and the cyclical nature of our business.

In setting the performance measures for our annual and long-term plans, our Compensation Committee reviews with management the Company’s budgets and business plans in a multi-meeting process each year. The Committee sets goals intended to align executive compensation with the appropriate achievement of our dual goals of growth and return at various points in the business cycle. Reflecting this focus, our Compensation Committee uses net income as the performance measure in our annual incentive plan and return on equity and investment volume as the performance measures in our long-term incentive plans. The Committee recognizes that our growth/investment and returns will differ at various points in the cycle, and sets the performance goals for each of these measures with the intent of focusing management on achieving results that will have the biggest impact on our financial performance and long-term shareholder value in light of where we are in the business cycle. As a result of this balanced approach to goal setting, our long-term incentive plans will pay out at the maximum level only if performance is exceptional over the three-year performance period.

The following graphs show our compensation plan goals for our NEOs in 2020, and our actual achievement against such goals, for each of net income, return on equity, and investment volume.

Annual Incentive Plan Measure

Net Income1

[1]

Our 2020 financial results calculated in accordance with GAAP include $1.1 million of net income from discontinued operations and $12.3 million of tax adjustments and other items. For annual incentive award purposes, net income excludes results from discontinued operations and tax adjustments and other items. For a reconciliation of net income from continuing operations, excluding tax adjustments and other items, to net income from continuing operations, calculated in accordance with GAAP, please see Exhibit B to this Proxy Statement.

34	GATX CORPORATION - 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

When the Compensation Committee set the target for our annual incentive plan at the beginning of 2020, before the pandemic took hold, we were continuing to experience adverse market conditions as new railcar lease rates remained below expiring rates and a persistent oversupply of certain railcar types continued. The railcar leasing market was also experiencing uncertain shipper demand due to the impacts of Precision Scheduled Railroading. As a result, we anticipated pressure on 2020 revenues. Our Compensation Committee desired to set a net income target for our NEOs that would be appropriately rigorous and challenging. The Committee set the 2020 net income target at $180.8 million, which was the Company’s budgeted net income. Based on the 2020 plan design, our net income achievement of 89.9% of target resulted in a payout to our NEOs at 84.8% of their target awards. Our Committee considered the negative impact of COVID-19 on the business, but did not adjust the target or otherwise intervene in the determination of the final achievement and payouts under the annual incentive plan. 2020 and 2019 actual net income performance shown in the chart above reflects certain adjustments during the year. See Annual Incentive Awards on page 39 for more details about our annual incentive plan and how this payout was determined.

Performance Share Plan Measures

Return on Equity[1]	Investment Volume

The return on equity and investment volume measures are weighted equally in calculating our Performance Share Plan results. Our Compensation Committee believes that these two measures strike an appropriate balance between achieving a meaningful return for our shareholders while holding to a disciplined investment strategy through business cycles. Under the terms of our 2018-2020 performance share program, our actual average return on equity, and our cumulative investment volume both exceeded target. Based on these results, our executives earned 124.1% of their target performance shares. However, the actual value of the payouts depends upon the market price of our common stock on the determination date, which may be higher or lower than the grant price. See 2020-2022 Performance Share Measures and Goal Setting on page 41 for a description of our performance share program.

[1]

We report return on equity, calculated in accordance with GAAP, in our financial statements. We also use return on equity as a performance measure for our long-term equity incentive awards, including our performance shares. For purposes of calculating performance share plan results, return on equity excludes accumulated other comprehensive loss from the equity component for each year. Please see Exhibit B of this Proxy Statement for a reconciliation of return on equity calculated for performance share purposes to return on equity calculated in accordance with GAAP.

GATX CORPORATION - 2021 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay-For-Performance Alignment

We continue to maintain a strong pay and performance linkage through all points in the business cycle, as illustrated in the following charts, which show our Chief Executive Officer’s compensation measured against our financial performance for the years 2008-2020. As we continue to manage through challenging and cyclical market conditions in the railcar leasing industry, our Compensation Committee expects management to emphasize disciplined growth and investment over short-term financial returns.

[1]

Amounts in the charts are based on net income, excluding tax adjustments and other items. For a reconciliation of net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items, to net income, diluted earnings per share, and return on equity calculated in accordance with GAAP for 2018, 2019, and 2020, please see Exhibit B to this Proxy Statement.

36	GATX CORPORATION - 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Return and CEO Compensation

The chart below compares the changes in shareholder return and our Chief Executive Officer’s compensation over the past twelve years, which have been representative of the cyclical nature of the railcar leasing market. During this time frame, our Chief Executive Officer’s compensation remained relatively flat, with year-to-year volatility in line with our annual financial performance as highlighted above. Since 2008, total direct compensation for our Chief Executive Officer has increased by 36.7%, a compound annual growth rate of approximately 2.6%, while TSR increased 283.8%, a compound annual growth rate of approximately 11.9%.

    *     CEO Compensation Index based on amounts reported in the Summary Compensation Table less changes in pension value.

2020 Say-on-Pay Vote

At our 2020 Annual Meeting of Shareholders, approximately 98% of shareholder votes were cast in favor of an advisory resolution approving the compensation of our NEOs as disclosed in our 2020 Proxy Statement (the “say-on-pay” resolution). The Compensation Committee believes that the overwhelming shareholder vote in favor of the say-on-pay resolution was an affirmation of shareholders’ support of our approach to executive compensation and, therefore, did not make any changes to its executive compensation plans or programs as a result of the vote.

GATX CORPORATION - 2021 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

GATX’s Executive Compensation Practices

We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay-for-performance philosophy. We believe that our practices and policies set forth below are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices.

What We Do	What We Don’t Do

✓   Pay for Performance—Approximately 83% of our CEO’s (and 68% of other NEO’s) total direct compensation is performance-based

✓   Robust Stock Ownership Guidelines—We have stock ownership guidelines for executive officers of 5.0x base salary for CEO and 2.5x base salary for other executive officers

✓   Stock Retention Requirements—We require our executive officers to retain 50% of the after-tax profits realized from their GATX equity awards until stock ownership guidelines are met

✓   Annual “Say-on-Pay” Vote—We seek an annual non-binding advisory vote from our shareholders to approve compensation paid to our NEOs as disclosed in our Proxy Statement

✓   Clawback Policy—Our policy provides for the recovery of equity awards and incentive compensation paid to executive officers in the event of a material restatement of our financial results

✓   Independent Compensation Consultant—The Compensation Committee retains an independent compensation consultant and reassesses independence annually

✓   Annual Review of Compensation—The Compensation Committee, with input from its independent compensation consultant, conducts an annual review of all of our compensation programs in light of current best practices

✓   Annual Compensation Risk Assessment—Each year we perform an assessment of any risks that could result from our compensation plans and programs

Ò  Employment Agreements—We do not provide our executive officers with employment agreements, other than agreements that provide severance in connection with a change in control

Ò   Hedging/Pledging of Company Stock—We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling, or publicly trading options in our stock

Ò Tax Gross-Ups—We do not provide tax gross-ups, other than in agreements entered into prior to 2009 and will eliminate the tax gross-ups from those agreements if they are amended in the future

Ò   Dividends on Unvested Equity Awards—We do not pay dividends on unvested equity awards, including options, restricted stock, and performance shares

Ò Perquisites—We do not provide excessive perquisites to our NEOs

Ò   Repricing or Exchange of Underwater Options—We prohibit share repricing without shareholder approval

Ò  Single-Trigger Change of Control Vesting/Benefits—We do not allow for single-trigger vesting or payment of benefits upon a change of control. Rather, we require double-trigger, or both a change of control and termination of executive’s employment, before vesting is accelerated

38	GATX CORPORATION - 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Detailed Compensation Discussion and Analysis

In 2020, our executive compensation program consisted of three elements: Base salary, annual incentive, and long-term equity compensation. We also provide various retirement and benefit programs, which are generally available to all employees. Further details on each element of compensation are discussed below.

Base Salary

Base salary constitutes approximately 17% of total targeted compensation for our Chief Executive Officer (approximately 32% for our other NEOs), which is consistent with our philosophy that a majority of executive compensation should be performance-based.

In establishing salary levels, we typically consider market pay levels, the specific responsibilities and experience of each NEO, and his or her individual performance. Base salaries may be adjusted during the Compensation Committee’s annual review for:

•	Annual salary increases
•	Changes in role, such as promotions or added responsibilities

•	Market adjustments

In 2020, all of our NEOs received the Company’s standard general increase of 2.5% to their base salaries. In 2021, all of our NEOs received the Company’s standard general increase of 1.5% to their base salaries.

Annual Incentive Awards

Process for Setting Annual Incentive Targets

Target incentive opportunities for NEOs are expressed as a percentage of base salary and are intended to be competitive with the market. Please see The Determination of Market Competitive Pay on page 44 for a description of how we determine competitive pay levels. In 2020, Mr. Kenney’s target incentive opportunity was

100% of his base salary. The target annual incentive opportunities for our other NEOs are 70% of base salary for Messrs. Ellman and Lyons, and 60% of base salary for Ms. Golden and Mr. Tezel. For 2021, target percentage incentive opportunities for our NEOs remained unchanged from 2020 levels.

Annual Incentive Plan Design

Our NEOs earn their annual incentive awards based on achievement against targeted net income established from a financial plan which is reviewed by the full Board. The Compensation Committee has chosen net income as the goal because it provides executives with a strong incentive to increase our profitability.

The performance metrics and payout levels are established at the beginning of each year by the Compensation Committee with input from the independent consultant and management. The level of financial performance required for the maximum payout is established based on the Compensation Committee’s assessment of the level of performance that shareholders would likely consider superior in view of general economic conditions and the economic outlook for GATX and its industry in particular. This process is essentially reversed to establish the threshold or minimum performance level, defined as the level of financial performance below which no incentive is payable.

GATX CORPORATION - 2021 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

2020 Annual Incentive Plan Design. As described earlier at page 34, at the time of budgeting and forecasting, expectations were that 2020 would be a year of market challenges and uncertainties. During its review of the budget and business forecasts over multiple meetings, the Compensation Committee sought to set a net income target for our NEOs that would be appropriately rigorous and challenging. The Committee set the 2020 net income target at $180.8 million, which was the budgeted net income from continuing operations for the year.

The goals and payout levels under the 2020 annual incentive plan design are shown in the following table:

2020 Annual Incentive Plan Design For Executive Officers

	Net Income (Millions)	Achievement (Actual/Budget Net Income)	Payout
Threshold	$144.6	80%	70%
Target (Goal)	$180.8	100%	100%
Maximum	$253.1	140%	170%

2020 Annual Incentive Plan Payouts. Net income, excluding tax adjustments and other items and discontinued operations, for 2020, was $162.5 million1, which was 89.9% of the target level of performance.

Based on the targets illustrated above, this level of performance resulted in incentive payouts to our NEOs of 84.8% of their target award levels.

Long-Term Equity Based Incentive Awards

Process for Granting Awards

We set target long-term incentive opportunities for our NEOs to be competitive with the market. The value of the regular, annual long-term incentive awards to each NEO is divided equally between non-qualified stock options (“NQSOs”) and performance shares. We chose this combination of grant types because it focuses executive attention on total shareholder return and on specific financial goals, both of which are essential to our long-term success. The grant date for regular long-term incentive awards is the date of the Compensation Committee’s first meeting of each calendar year. We grant NQSOs to NEOs at the same time we grant them to other employees. NQSOs vest ratably over a three-year period and expire seven years after the grant date. We have no program, plan, or practice to time NQSO grants to NEOs or any other employees in coordination with the release of material non-public information.

Award Types and How Each Fits Into Our Program

Non-Qualified Stock Options. NQSOs are granted to align the interests of our NEOs and other employees with our shareholders. NQSOs are granted at a price equal to fair market value of our common stock (the average of the high and low trading prices on the date of grant) as approved by the Compensation Committee. Because TSR is comprised of stock price appreciation and dividends, dividend equivalents are attached to NQSOs. We believe that rewarding both components of shareholder return better aligns management and shareholder interests. Dividend equivalents accrue until vesting and are paid in cash thereafter until the NQSO is exercised or expires. Because the value of dividend equivalents is fully factored into the determination of grant size, the number of NQSOs granted is correspondingly smaller than it would be if dividend equivalents were not attached because the value of each NQSO is higher.

[1]

Our 2020 financial results calculated in accordance with GAAP include $1.1 million of net income from discontinued operations and $12.3 million of tax adjustments and other items. For annual incentive award purposes, net income excludes discontinued operations and tax adjustments and other items. For a reconciliation of net income from continuing operations, excluding tax adjustments and other items, to net income from continuing operations, calculated in accordance with GAAP, please see Exhibit B to this Proxy Statement.

40	GATX CORPORATION - 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Performance Shares. Performance shares are designed to focus attention on, and to reward the achievement of, our long-term financial and strategic objectives. The Compensation Committee establishes the goals for which the performance shares may be earned at the beginning of a three-year performance period rather than annually. At the end of the performance period, a percentage ranging from 0% to 200% of the number of performance shares initially awarded will be earned based on the extent to which the three-year goals are achieved. Each earned performance share equals one share of our common stock at the end of the performance period, with payment of earned performance shares made in the form of GATX common stock.

•	Performance Metrics Design. Performance shares are earned based on achievement of a specified level of “Total Gross Income Less Total Ownership Costs” (as defined in the GATX Amended and Restated 2012 Incentive Award Plan) at the end of the performance period. If the goal is not met, the entire performance share award is cancelled. If the goal is met, the Compensation Committee may reduce, but not increase, the number of performance shares otherwise payable based on the achievement of other long-term performance objectives established at the beginning of the performance period. This design was originally intended to meet tax deductibility requirements then in effect while also providing the Compensation Committee the flexibility to adjust performance metrics as necessary to meet our strategic business needs.
•	Dividends Paid Only on Performance Shares Earned. Accumulated dividend equivalents are paid on performance shares, only if earned, at the end of the performance period.

•	Cash Election Feature. Participants have the opportunity to elect to receive their performance share payout in the form of cash, if the participant meets one of two conditions: (1) the participant has exceeded 150% of his or her stock ownership goal or (2) the participant is within five years of normal retirement age (65) under the Company’s pension plan. This election must be made no later than the determination date for the performance period. The cash value is determined based on the number of performance shares earned multiplied by the fair market value of GATX stock on the day the award is earned. This optional cash election feature was implemented to address the accumulation of high concentrations of GATX stock beyond the required stock ownership requirements and limited opportunities to diversify due to restrictions related to the trading of GATX stock, such as insider trading blackouts. As such, the Compensation Committee believes that there should be an appropriate balance between our compensation programs and philosophy and the participants’ needs for moderate and transparent diversification as they approach retirement.

2020-2022 Performance Share Measures and Goal Setting

Background

Our target setting process, conducted at the beginning of each three-year performance period, combines goals related to growth and return to reflect the cyclical nature of our business. Our targets are designed to incentivize behavior which enhances long-term shareholder value at all points in the business cycle.

Design

The number of performance shares to be earned in 2022 are subject to two equally weighted measures:

•	Three-year average return on equity (return measure)

•	Three-year cumulative investment volume (growth measure)

The Compensation Committee set targets of 10.3% for return on equity, and $2.84 billion for cumulative investment volume, which is equal to the Company’s budgeted cumulative investment volume for the three-year performance period.

GATX CORPORATION - 2021 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Rationale

As stated above, we establish our growth and return objectives depending on where we are in the business cycle. When the market is stronger and asset prices are high, we emphasize earning a higher return over making investments to grow capital employed. When the market is weaker and asset prices are reduced, we emphasize making prudent investments at attractive prices over attempting to earn an unsustainably high short-term return. We believe that a single-minded focus on achieving growth over return, or vice versa, at the wrong points in the cycle is likely to impair shareholder value over the longer term.

The return on equity and cumulative investment targets for the 2020-2022 performance period were set in the first quarter of 2020 amidst signs of continued pressure on results and uncertainty in the North American rail market. Consistent with our objective of striking an appropriate balance between our growth and return objectives and in spite of uncertain market conditions, the Compensation Committee believes that achievement of a 10.3% return on equity over the 2020-2022 performance period, would represent superior financial achievement by GATX in challenging market conditions. The Compensation Committee set the cumulative investment volume target for the 2020-2022 performance period at $2.84 billion, a 16.9% increase in targeted investment over the prior year’s three-year plan. The Committee believes this aggressive cumulative investment volume target is consistent with our goal to pursue a disciplined investment strategy by investing more in weaker markets at attractive prices and less in stronger markets when asset prices are at or near their peak.

Formula for Determining Award Numbers

In granting performance shares for the 2020-2022 performance period, we determined the number of shares awarded by dividing the value of the performance share award by the average of the closing prices of our common stock on the four Fridays immediately preceding the Compensation Committee meeting at which the grant was awarded. To determine the number of NQSOs awarded, we used the same average closing price multiplied by 31%, which represents the value of the NQSO award based on the Black-Scholes valuation methodology.

42	GATX CORPORATION - 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2020 Long-Term Incentive Payouts

The performance shares granted in 2018 vested at the end of 2020. Each target award was based 50% on a three-year average return on equity goal and 50% on a three-year cumulative investment volume goal. The goals and payout levels under the 2018-2020 Performance Share Plan are indicated in the following table:

Performance Share Plan Design

Return on Equity[1]

	Average Three-Year Return on Equity	Payout
Threshold	6.2%	25%
Target (Goal)	8.9%	100%
Maximum	12.6%	200%

Investment Volume

	Three-Year Cumulative Investment Volume (billions)	Payout
Threshold	$1.75	25%
Target (Goal)	$2.50	100%
Maximum	$3.50	200%

As shown in the charts on page 35, the three-year average return on equity for the period was 9.7% versus a goal of 8.9%, and the cumulative investment volume for the period was $2.77 billion, which was higher than the goal of $2.50 billion. Based on these results, performance share payouts were 124.1% of target. Performance share award values at the determination date were 177.2% of target award values based on average fair market value of

GATX stock price on February 16, 2021. Messrs. Kenney, Ellman, and Lyons and Ms. Golden elected to receive their performance share payouts in the form of cash. Mr. Tezel received his performance share payout in the form of shares. For details regarding the 2018-2020 performance share payments to the NEOs, please see the Option Exercises and Stock Vested Table on page 51.

Employee Benefits – Severance – Double Trigger Vesting

Employee Benefit Plans

We sponsor a standard array of retirement, health, and welfare benefits. Our retirement programs include 401(k) and defined benefit pension programs, as well as a supplemental plan intended solely to restore pension benefits limited by law to the level specified by formula in the qualified pension plan applicable to all salaried employees. The pension and 401(k) programs are intended to supplement employees’ personal retirement savings and social security benefits. Health and welfare benefits include medical, dental, vision, life, and disability insurance. These programs provide protection against catastrophic loss and encourage health maintenance. NEOs participate in the same programs, and on the same basis, as other salaried employees. No retirement, savings, medical, disability, or other insurance program or arrangement exists which provides benefits to our NEOs in excess of those provided to other salaried employees generally. No excessive perquisites were paid to our NEOs in 2020.

[1]

We report return on equity, calculated in accordance with GAAP, in our financial statements. We also use return on equity as a performance measure for our long-term equity incentive awards, including our performance shares. For purposes of calculating performance share plan results, return on equity excludes accumulated other comprehensive loss from the equity component for each year. Please see Exhibit B of this Proxy Statement for a reconciliation of return on equity calculated for performance share purposes to return on equity calculated in accordance with GAAP.

GATX CORPORATION - 2021 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

Change of Control Agreements

We have entered into agreements with our NEOs that provide certain benefits if employment is terminated following a change of control (“COC”). This protection is provided for competitive reasons and to ensure the stability, continuity, and impartiality of our executives in a COC situation. The level of protection provided is intended to be similar to that provided by similarly sized organizations.

The COC agreements are “double-trigger” agreements, meaning that benefits are payable only if a COC occurs and an executive’s employment is terminated or constructively terminated. For a description of the key terms of these agreements, please see Potential Payments upon Termination or Change of Control on page 52. Since 2009, we have not entered into any new COC agreements that provide excise tax gross-up benefits, and we do not intend to offer this feature in the future. We do, however, have older agreements entered into in 2009 or earlier that have excise tax gross-up benefits. In the event that we amend such agreements for any reason in the future, we will eliminate such excise tax gross-ups.

Double-Trigger Equity Vesting

The vesting of equity awards upon a COC is determined under the GATX Amended and Restated 2012 Incentive Award Plan and related grant agreements. These terms apply to all employees who receive long-term incentive awards. In addition, all grant agreements require both a COC event and an executive’s actual or constructive termination before vesting is accelerated.

Process for Determining Executive Compensation (Including NEOs)

Compensation Committee and Management

The Compensation Committee, with input from the independent compensation consultant, regularly reviews:

•	the competitiveness of our compensation program

•	the competitiveness of each NEO’s compensation

•	recent developments and current trends in executive compensation practices

Our human resources staff and the Chief Executive Officer also provide input to the Compensation Committee regarding base salary increases, target level annual incentives, long-term incentive awards, and the goals applicable to earning such compensation. After reviewing these recommendations, the Compensation Committee determines and approves the compensation of each NEO as well as the performance goals. Our Chief Executive Officer, however, does not participate in, nor is he present during, any discussions of his own compensation. Such discussions occur during the Compensation Committee’s executive sessions. The Compensation Committee also reviews its pay decisions regarding our Chief Executive Officer with the other independent directors on the Board.

The Determination of Market Competitive Pay

We have structured our compensation programs to provide total direct compensation opportunities comparable to the median range of opportunities provided by companies of similar revenue size to GATX (which we refer to as “competitive” or “market” pay levels throughout this Compensation Discussion and Analysis).

Because we have no direct peers in the railcar leasing business for which relevant compensation data is available, gathering information on competitive pay levels with precision for our particular industry is not possible. Instead, the Compensation Committee, with assistance from our human resources staff and the independent compensation consultant, regularly reviews information on pay for executives as reported in national compensation surveys published by Aon and Willis Towers Watson for organizations of similar revenue as ours.

These surveys include general, non-company specific compensation information, on an aggregate basis, for approximately 201 public companies with annual revenues between $1-3 billion. We use these surveys to better understand current compensation practices at other companies of similar revenue size and as a data point to assist us in meeting our goal of having the various elements of compensation be market-competitive.

While these surveys are a starting point for our compensation review process, actual compensation decisions with respect to specific individuals are influenced by a variety of factors in addition to the surveys, including experience, tenure, skills, unique responsibilities, individual performance, and our specific talent requirements.

44	GATX CORPORATION - 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance

Stock Ownership and Stock Retention Requirements

To underscore the importance of stock ownership, we have established mandatory stock ownership and stock retention policies for our NEOs and other members of senior management. These policies require that each executive must retain shares of GATX stock having a value equal to 50% of the after-tax profits realized from GATX equity awards until the executive owns GATX shares equal in value to a multiple of salary based on his or her position.

The multiple is 5.0 times salary for the Chief Executive Officer and 2.5 times salary for other NEOs.

As of January 31, 2021, all of our NEOs had exceeded their respective stock ownership requirements by the following approximate percentages: Mr. Kenney 581%, Mr. Ellman 482%, Mr. Lyons 532%, Ms. Golden 322% and Mr. Tezel 185%.

Clawback Policy

We have a policy which provides for the recovery of all or part of any bonus or other compensation paid to an executive officer that was based upon the achievement of financial results that were subsequently restated. In the event of a material restatement of our financial results, the Board, or a committee designated by the Board, will review the facts and circumstances that led to the restatement and will take such action as it deems necessary or appropriate. The Board will consider whether any executive officer received excess compensation because the original financial statements were incorrectly presented. In addition, the Board will consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct. Under such policy, the Board may also, depending upon the facts and circumstances, take disciplinary action, up to and including termination of employment, or decide to pursue other available remedies, including, but not limited to, canceling stock-based awards.

Tax Considerations

Our Compensation Committee considers the tax impact on both the executives and the Company in determining executive compensation. However, the Committee also looks at other factors in making its decisions as described earlier in this Compensation Discussion and Analysis and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not tax deductible by GATX.

Compensation Committee’s Independent Consultant

The Compensation Committee retained Pay Governance as its independent compensation consultant. Pay Governance does not have any other consulting engagements with management or GATX. The Compensation Committee has assessed the independence of Pay Governance and its employees working on GATX matters pursuant to applicable SEC rules and NYSE listing standards and determined that no conflict of interest or independence concerns exist.

With respect to Chief Executive Officer compensation, Pay Governance provides an independent recommendation to the Compensation Committee in the form of a range of possible outcomes, for the Committee’s consideration. In developing its recommendation, Pay Governance relies on its understanding of GATX’s business and compensation programs and its own independent research and analysis. Pay Governance does not meet with our Chief Executive Officer with respect to his compensation. In addition to advising on Chief Executive Officer compensation, Pay Governance reviews the Chief Executive Officer’s recommendations on compensation of his direct reports.

GATX CORPORATION - 2021 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

David S. Sutherland (Chair)

Ernst A. Häberli

Stephen R. Wilson

Paul G. Yovovich

46	GATX CORPORATION - 2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Our Compensation Committee considered the impact of the COVID-19 pandemic on all of our business segments, but did not adjust or otherwise intervene in any of the outstanding incentive plans, including the 2020 annual incentive plan and the outstanding performance share plans. No changes were made to underlying plan measures and metrics and no adjustments were made to final achievement and payouts under any of our executive compensation plans. The compensation paid to or accrued by our NEOs in 2020 reflects a change in pension value attributable to changes in the discount rate and the application of actuarial calculations. The change in pension value fluctuates year to year due to economic factors and actuarial calculations that do not relate to our performance and are outside the control of the Compensation Committee.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)	Total Without Change in Pension Value ($)(6)

(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Brian A. Kenney	2020	$1,000,917	$1,911,336	$1,800,344	$849,177	$1,716,441	$8,550	$7,286,765	$5,570,324
Chairman of the Board,	2019	$980,500	$1,740,919	$1,745,432	$1,132,674	$2,055,203	$8,400	$7,663,127	$5,607,924
President and Chief	2018	$976,500	$1,790,795	$1,755,880	$1,260,857	$0	$8,250	$5,792,282	$5,792,282
Executive Officer
Thomas A. Ellman	2020	$525,750	$434,675	$409,578	$312,232	$913,460	$8,550	$2,604,245	$1,690,785
Executive Vice President	2019	$512,500	$410,554	$411,344	$414,428	$962,321	$8,400	$2,719,546	$1,757,225
and Chief Financial Officer	2018	$493,333	$802,344	$393,597	$445,893	$0	$8,250	$2,143,417	$2,143,417
Robert C. Lyons	2020	$566,083	$434,675	$409,578	$336,185	$939,090	$8,550	$2,694,161	$1,755,071
Executive Vice President	2019	$551,833	$410,554	$411,344	$446,234	$1,092,048	$8,400	$2,920,413	$1,828,365
and President, Rail North America	2018	$536,300	$831,633	$422,023	$484,728	$0	$8,250	$2,282,934	$2,282,934
Deborah A. Golden	2020	$484,917	$303,656	$285,805	$246,842	$398,996	$8,550	$1,728,765	$1,329,769
Executive Vice President,	2019	$469,417	$286,100	$286,829	$325,362	$579,213	$8,400	$1,955,321	$1,376,108
General Counsel and Corporate Secretary	2018	$439,700	$294,979	$288,638	$340,644	$48,154	$8,250	$1,420,365	$1,372,211
N. Gokce Tezel(7)	2020	$443,667	$212,713	$200,288	$225,844	$595,277	$215,859	$1,893,648	$1,298,371
Executive Vice President
and President, Rail International

(1)

For awards granted under the GATX 2012 Amended and Restated Incentive Award Plan, amounts shown reflect the dollar amount of the grant date fair market value of restricted stock units and performance stock units for the years shown, in accordance with Accounting Standards Codification Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to our audited financial statements contained in our Annual Reports on Form 10-K for fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018. During 2018, as part of our longer-term management succession efforts, Mr. Lyons and Mr. Ellman switched positions and each received an off-cycle one-time grant of restricted stock units at a value of $399,973.

(2)

In the event the performance stock units pay out at maximum value (i.e. 200% of target), the total grant date values for grants of restricted stock units and performance stock units are as follows: Mr. Kenney ($3,822,672, $3,481,837, and $3,581,590); Mr. Ellman ($869,350, $821,107, and $1,204,715); Mr. Lyons ($869,350, $821,107, and $1,263,293); Ms. Golden ($607,312, $572,200, and $589,958); and Mr. Tezel ($425,426).

(3)	The amounts shown reflect the annual incentive awards earned under the GATX Cash Incentive Compensation Plan by each NEO for the years shown.
(4)

Change in pension value reflects the increase in the present value of the accumulated pension benefit during the years shown. The Pension Benefits Table shows the present value of the accumulated pension benefit as of December 31, 2020 and the assumptions used in the calculation of that value. We determined the December 31, 2020, December 31, 2019 and December 31, 2018 present values using the same assumptions except that the interest rates used for discounting under Accounting Standards Codification Topic No. 715, Compensation — Retirement Benefits, were 2.42% in 2020, 3.17% in 2019 and 4.32% in 2018. For year 2019, our NEOs experienced compensation increases largely driven by a change in pension value attributable to decreases in the discount rate and the application of actuarial calculations.

(5)

For 2020, amounts shown reflect matching contributions of $8,550 to the GATX Salaried Employees Retirement Savings Plan for each NEO. Mr. Tezel received compensation associated with his expatriate assignment consistent with the Company’s International Compensation Policy for housing allowance ($47,885): relocation costs ($34,074); tuition fees ($33,935); tax preparation and planning ($44,242); and cost of living adjustment, vehicle, home leave and professional fees associated with his international assignment ($47,173). For all periods presented, all other

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EXECUTIVE COMPENSATION TABLES

compensation excludes dividends on NQSOs and performance shares held by each NEO because those dividends are included in the grant date fair value amounts for stock awards as reported in columns (e) and (f) of the table above and in column (m) of the Grants of Plan-Based Awards Table.
(6)

Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules (column j), minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h). The amounts set forth in the Total Without Change in Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the Compensation Committee views the annual compensation elements for the NEOs. While the Compensation Committee does review the table in its totality, we note that the change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to our performance and are outside of the control of the Compensation Committee.

(7)	Payments made to Mr. Tezel in non-U.S. currency was converted to U.S. Dollars monthly using the exchange rate for the relevant currency as reported by Bloomberg on the last day of each month.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(m)
Brian A. Kenney	1/1/2020	700,642	1,000,917	1,701,559
	1/31/2020								80,000	77.07	$1,800,344
	1/31/2020				6,200	24,800	49,600				$1,911,336
Thomas A. Ellman	1/1/2020	257,618	368,025	625,643
	1/31/2020								18,200	77.07	$409,578
	1/31/2020				1,410	5,640	11,280				$434,675
Robert C. Lyons	1/1/2020	277,381	396,258	673,639
	1/31/2020								18,200	77.07	$409,578
	1/31/2020				1,410	5,640	11,280				$434,675
Deborah A. Golden	1/1/2020	203,665	290,950	494,615
	1/31/2020								12,700	77.07	$285,805
	1/31/2020				985	3,940	7,880				$303,656
N. Gokce Tezel	1/1/2020	186,340	266,200	452,540
	1/31/2020								8,900	77.07	$200,288
	1/31/2020				690	2,760	5,520				$212,713

(1)

Amounts shown reflect target, threshold and maximum annual incentive payouts for 2020 under the GATX Cash Incentive Compensation Plan based on the achievement of income goals. Threshold amounts represent 70% of target based on the financial goal threshold.

(2)

Amounts shown reflect the number of performance shares granted in 2020 under the GATX Amended and Restated 2012 Incentive Award Plan. The percentage of each performance share award that will be earned is based upon the achievement of two equally weighted performance goals: three-year average return on equity and three-year cumulative investment volume.

(3)	The amounts shown reflect the number of NQSOs granted in 2020 under the GATX Amended and Restated 2012 Incentive Award Plan.

48	GATX CORPORATION - 2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

In 2020, our NEOs were eligible for annual incentive awards based solely on financial performance goals measured in terms of GATX net income. The target incentive awards were payable at 100% of targeted net income. Threshold and maximum incentive awards (70% and 170%, respectively, of the target awards) were payable at 80% and 140% or more, respectively, of targeted net income.

Based on individual targets and on actual net income as described in the Compensation Discussion and Analysis, 2020 incentive payouts under the GATX Cash Incentive Compensation Plan are shown in column (g) of the Summary Compensation Table. GATX’s net income achievement for 2020 for incentive payout purposes was $162.5 million, or 89.9% of target for our NEOs, resulting in payouts at 84.8% of their target awards.1

Equity-Based Long-Term Incentives

Equity-based long-term incentive awards in 2020 consisted of NQSOs and performance shares.

NQSOs vest in three equal annual installments and expire seven years after the grant date. The grant price is based on the average of the high and low prices of GATX common stock on the date of grant. Dividend equivalents accrue on NQSO grants and are not paid until vesting and each quarter thereafter until the NQSOs are exercised or expire. The NQSOs granted to the NEOs on January 31, 2020 will vest in three equal installments on January 31 of 2021, 2022, and 2023.

The number of NQSOs awarded in 2020 and their grant date fair value are shown in columns (j) and (m), respectively, in the Grants of Plan-Based Awards Table. The grant date fair value of the 2020, 2019, and 2018 NQSO awards are shown in column (f) of the Summary Compensation Table for each year granted.

The percentage of each performance share award that will be earned is based on the extent to which pre-established goals on two independent performance measures, each of which is weighted at 50%, are achieved over a three-year performance period ending on

December 31, 2022. The two performance measures are three-year average return on equity (defined as net income divided by average equity) and three-year cumulative investment volume (defined as the sum of cumulative GAAP-basis portfolio investments and capital additions as reported on the Company’s audited statement of cash flows for each year in the performance period), subject to adjustment.

The number of performance shares earned at the end of the performance period ranges from 0% to 200% of the initial target grant, with the target grant at targeted performance. Dividend equivalents accrue throughout the performance period and are only paid on the number of performance shares earned at the end of the performance period.

The grant date fair value of the 2020, 2019, and 2018 performance shares are shown in column (e) of the Summary Compensation Table. The number of performance shares granted in 2020 that may be earned at threshold, target, and maximum levels is shown in columns (f), (g), and (h), respectively, of the Grants of Plan-Based Awards Table.

[1]

Our 2020 financial results calculated in accordance with GAAP include $1.1 million of net income from discontinued operations and $12.3 million of tax adjustments and other items. For a reconciliation of net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items, to net income, diluted earnings per share, and return on equity calculated in accordance with GAAP, please see Exhibit B to this Proxy Statement.

GATX CORPORATION - 2021 Proxy Statement	49

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of our stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2020.

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)(7)

Brian A. Kenney	0	80,000	(1)		77.0700	1/31/2027				49,600	(5)	4,125,728
	26,166	52,334	(2)		71.5250	1/24/2026				48,680	(6)	4,049,202
	53,533	26,767	(3)		69.7350	1/25/2025
	81,000				61.1750	1/26/2024
	109,100				39.1850	1/28/2023
	78,900				56.9100	1/29/2022

Thomas A. Ellman	0	18,200	(1)		77.0700	1/31/2027	3,532	(4)	293,792

	6,166	12,334	(2)		71.5250	1/24/2026				11,280	(5)	938,270
	12,000	6,000	(3)		69.7350	1/25/2025				11,480	(6)	954,906
	18,900				61.1750	1/26/2024
	22,400				39.1850	1/28/2023
	14,100				56.9100	1/29/2022
Robert C. Lyons	0	18,200	(1)		77.0700	1/31/2027	3,532	(4)	293,792
	6,166	12,334	(2)		71.5250	1/24/2026				11,280	(5)	938,270

	12,866	6,434	(3)		69.7350	1/25/2025				11,480	(6)	954,906
	21,000				61.1750	1/26/2024
	27,600				39.1850	1/28/2023
	20,500				56.9100	1/29/2022
Deborah A. Golden	0	12,700	(1)		77.0700	1/31/2027				7,880	(5)	655,458
	4,300	8,600	(2)		71.5250	1/24/2026				8,000	(6)	665,440

	8,800	4,400	(3)		69.7350	1/25/2025
	6,700				61.1750	1/26/2024
N. Gokce Tezel	0	8,900	(1)		77.0700	1/31/2027
	3,000	6,000	(2)		71.5250	1/24/2026				5,520	(5)	459,154

	4,800	2,400	(3)		69.7350	1/25/2025				5,560	(6)	462,481
	4,900				61.1750	1/26/2024
	6,400				39.1850	1/28/2023
	4,200				56.9100	1/29/2022

(1)	NQSOs will vest in three, equal, annual installments on 1/31/2021, 1/31/2022, and 1/31/2023.
(2)	50% of the unexercisable NQSOs vested on 1/24/2021 and the remainder will vest on 1/24/2022.
(3)	100% of the NQSOs vested on 1/25/2021.
(4)	Amounts shown reflect the number of outstanding restricted stock units granted in 2018. 25% vested on 8/9/2019, the remaining 75% will vest on 8/9/2021.
(5)

Amounts shown reflect the number of target performance shares granted in 2020 at the maximum payout. A portion (ranging from 0 to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2022.

(6)

Amounts shown reflect the number of target performance shares granted in 2019 at the maximum payout. A portion (ranging from 0 to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2021.

(7)	Market value of restricted stock units and performance shares is based on the closing price of GATX common stock on the last trading day of the year, December 31, 2020, which was $83.18 per share.

50	GATX CORPORATION - 2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards(1)

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

(a)	(b)	(c)	(d)	(e)
Brian A. Kenney	120,000	3,356,413	31,869	3,172,718
Thomas A. Ellman	21,800	593,455	7,161	712,913
Robert C. Lyons	17,500	216,300	7,682	764,782
Deborah A. Golden	23,100	626,028	5,249	522,564
N. Gokce Tezel	7,200	200,705	2,867	285,424

(1)

Amounts shown include performance shares earned under the 2018-2020 performance period and as described in the Compensation Discussion and Analysis of this Proxy Statement. Although the 2018-2020 performance share plan performance was determined after the calendar year-end on February 16, 2021, the amounts are reported in the table above (and not in the Outstanding Equity Awards at Fiscal Year-End table) to reflect the actual value earned in 2020 for the 2018-2020 performance period.

Pension Benefits Table

Each of our NEOs participated in a defined benefit pension plan during the year ended December 31, 2020. The following table contains information about these plans that provide for payments or other benefits to our NEOs at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
Brian A. Kenney	GATX Non-Contributory Pension Plan for Salaried Employees	25.2	$1,136,127	$0
	GATX Supplemental Retirement Plan	25.2	$9,388,105	$0
Thomas A. Ellman	GATX Non-Contributory Pension Plan for Salaried Employees	24.3	$1,073,584	$0
	GATX Supplemental Retirement Plan	24.3	$2,538,200	$0
Robert C. Lyons	GATX Non-Contributory Pension Plan for Salaried Employees	24.3	$1,215,297	$0
	GATX Supplemental Retirement Plan	24.3	$3,453,051	$0
Deborah A. Golden	GATX Non-Contributory Pension Plan for Salaried Employees	15.0	$965,196	$0
	GATX Supplemental Retirement Plan	15.0	$1,796,066	$0
N. Gokce Tezel	GATX Non-Contributory Pension Plan for Salaried Employees	20.1	$759,817	$0
	GATX Supplemental Retirement Plan	20.1	$996,385	$0

(1)

Present value of accumulated benefit is calculated as the amount payable at age 65 for Messrs. Kenney, Ellman, Lyons, and Tezel; and at age 66 for Ms. Golden. The GATX Non-Contributory Pension Plan for Salaried Employees Plan assumption is that 60% elect the lump sum option and 40% elect an annuity option at retirement. The GATX Supplemental Retirement Plan calculations use each executive’s actual election for payment of future benefit; all executives shown have elected a lump sum form of payment. The value of the annuity option is calculated using December 31, 2020, Accounting Standards Codification Topic No. 715, Compensation – Retirement Benefits, disclosure assumptions (2.42% interest rate, Pri-2012 Mortality Table generationally projected by Scale MP-2020). Lump Sums are valued at age 65 using the IRS three-segment lump sum rates and are then discounted back from age 65 to December 31, 2020 at 2.42% and 2.35% for the Non-Contributory Pension Plan and Supplemental Pension Plan, respectively.

(2)	NEOs may also qualify for subsidized early retirement benefits.

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EXECUTIVE COMPENSATION TABLES

Narrative Discussion Related to Pension Benefits Table

NEOs participate in our Non-Contributory Pension Plan for Salaried Employees (the “Qualified Plan”), which covers salaried employees of GATX and its domestic subsidiaries.

All NEOs have met the Qualified Plan’s vesting requirement. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which employment terminates or (ii) the 60 consecutive calendar months preceding retirement or the date on which employment terminates, whichever is greater. Benefits under the Qualified Plan are not subject to any deduction for Social Security or other offset amounts.

Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Qualified Plan will be paid by the Company under the GATX Supplemental Retirement Plan (the “Non-Qualified Plan”). The Non-Qualified Plan is designed to restore those benefits that would otherwise be limited by statutory regulations. Payments are made as a single lump sum amount representing the actuarially equivalent present value of the benefit payable at age 65. Payments made pursuant to the Non-Qualified Plan are funded from the general assets of the Company.

Key provisions of the Qualified Plan include the following:

•	Participation. Participation begins on January 1 or July 1 coincident with or next following completion of one year of service and attainment of age 21.

•	Normal Retirement Benefits. Normal retirement is at age 65 with five years of credited service. The basic formula is a base benefit equal to 1% of average monthly compensation multiplied by years of benefit service plus an excess benefit equal to 0.65% of average monthly compensation in excess of monthly Social Security Covered Compensation multiplied by years of benefit service (to a maximum of 35 years).

•	Early Retirement Benefits. Qualified benefits can commence at any age in the form of an annuity with the accrued benefit actuarially reduced for commencement before age 65, or as a single lump sum payment representing the actuarially equivalent present value of the age 65 benefit. Qualified benefits accrued prior to July 1, 2008 and payable in annuity form to employees who (a) are at least age 55 with 15 or more years of service or (b) have at least 30 years of service and whose age plus service total 90 or more, are subject to a partial rather than full actuarial reduction for early commencement.

“Compensation” is defined as regular earnings during the calendar year, including covered bonuses but excluding deferred and contingent compensation. For NEOs, compensation includes salary and annual incentive awards paid under the GATX Cash Incentive Compensation Plan. For the Final Average Pay Formula, “Social Security Covered Compensation” means the 35-year average of Social Security taxable wage bases in effect up to and including the year in which an individual attains Social Security Normal Retirement Age calculated in accordance with Revenue Ruling 89-70.

For unmarried participants, the normal form of payment is a life annuity. For married participants, the normal form of payment is a 50% joint-and-survivor annuity. Optional forms of payment include a single lump sum of the accrued pension’s actuarially equivalent present value, or a joint and survivor co-pensioner annuity. All forms of payment have the same actuarially equivalent value as the life annuity.

The present value of accumulated pension benefits for each NEO is shown in column (d) of the Pension Benefits Table.

Potential Payments upon Termination or Change of Control

Except for the COC agreements described in the Compensation Discussion and Analysis, we have not entered into employment agreements with any of the NEOs. They participate in the same plans and are subject to the same treatment as all other salaried employees in the event of termination due to voluntary resignation, discharge for cause, involuntary separation, death, disability, and retirement. This discussion, and the table that follows, therefore focuses solely on termination in the event of a change of control of GATX. The key provisions of the COC agreements are described below, followed by a table that shows the amounts that we would pay or the benefits we would have provided to each NEO if such a change of control situation had occurred on December 31, 2020.

52	GATX CORPORATION - 2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Key Provisions of the COC Agreements

Each NEO has entered into a COC agreement that provides certain benefits should employment be terminated or constructively terminated following a change of control. Key terms under the agreements include the following:

Executive Benefit	Description
Term	• Agreement effective for two-year rolling term and renews automatically each year unless GATX gives 60-days’ advance notice of non-renewal
• Employment period is two years
• Unless a COC occurs, employment is at will
Payment Triggers	• Involuntary termination without “cause” or voluntary termination for “good reason” within two years following a COC
• Failure of a successor to assume the Agreement
• Termination prior to, but in contemplation of, a COC
• Payments are not triggered in the event of death, disability, “cause,” or voluntary termination for other than “good reason”
Severance Benefits	• Three times the sum of base salary and target annual bonus (paid in lump sum)
• Three years of additional age and service credit for retirement purposes
• Three years of additional coverage in health and welfare plans (such coverage becomes secondary if re-employed); thereafter, coverage continues at executive’s cost until eligible for Medicare
• Outplacement services at a maximum cost of 10% of salary

•   Pro rata portion of target bonus for the year in which the COC occurs for the actual period served during the year of the COC prior to termination and payment of previously deferred compensation plus interest

Excise Tax Gross Up	• Tax gross up not included in COC agreements entered into after 2009

•   Provided pursuant to pre-2009 agreements unless value of severance benefits is within 110% of the level that would not trigger excise taxes; if so, the amount of severance benefits otherwise payable is reduced so that excise taxes are not imposed

Enforcement and Legal Fees	• Payable by Company unless a court determines that such payment was unjust
Definition of Key Terms	• COC means any of the following:
—theacquisition of 20% or more of the Company’s outstanding shares or voting securities
—aturnover in a majority of the Company’s board members

—consummationof a reorganization, merger, consolidation, sale, or disposition of substantially all assets unless shareholders immediately prior to the merger beneficially own more than 65% of outstanding shares or voting power of the resulting entity

—consummationof a reorganization, merger, consolidation, sale, or disposition of substantially all assets of any subsidiary or 10-K business segment that is the primary employer of the executive
—shareholderapproval of liquidation or dissolution of the Company

•   “Cause” means the willful illegal conduct, gross misconduct, or continued failure of the executive to perform his or her duties after receipt of written notice and explanation of performance shortfalls

• “Good Reason” means any of the following:
—amaterial diminution of the executive’s authority or duties
—amaterial diminution in base compensation
—amaterial diminution in the budget over which authority is retained
—amaterial change in geographic location at which services must be performed

GATX CORPORATION - 2021 Proxy Statement	53

EXECUTIVE COMPENSATION TABLES

Amounts Payable under COC Agreements

The table below reflects certain assumptions made in accordance with SEC rules, namely that (a) the COC and termination of employment occurred on December 31, 2020 and (b) the value of a share of the Company’s common stock on December 31, 2020, the last trading day of the year, was $83.18. It includes the lump sum payments associated with the benefits described above, as well as the value of all equity awards for which vesting is accelerated as provided under the GATX Amended and Restated 2012 Incentive Award Plan. The table excludes the following payments and benefits that are not enhanced by the termination of employment following a COC:

•	accrued vacation pay, health plan continuation, and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally
•	stock options or SARs that have vested and are exercisable as shown in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table

•	performance shares and restricted stock that have vested as shown in Column (e) of the Option Exercises and Stock Vested Table

•	the present value of pension benefits calculated in accordance with the assumptions applicable to all participants in the GATX Non-Contributory Pension Plan for Salaried Employees

Potential Payments upon Change of Control Table

					Accelerated Vesting of Equity Awards(3)

Name	Severance ($)	Bonus (Accrued Obligations) ($)(1)	SRP Payment ($)(2)	Grossup Payment ($)	NQSOs ($)	Restricted Stock Units ($)	Performance Shares ($)	Outplacement ($)	Total Value
Brian A. Kenney(4)	6,030,000	1,005,000	3,756,500	0	1,458,623	0	4,087,465	100,500	16,438,088
Thomas A. Ellman	2,692,290	369,530	1,875,470	0	335,617	293,833	946,588	52,790	6,566,118
Robert C. Lyons(4)	2,898,840	397,880	1,907,958	0	341,441	293,833	946,588	56,840	6,843,380
Deborah A. Golden(4)	2,337,120	292,140	1,359,117	0	238,300	0	660,449	48,690	4,935,816
N. Gokce Tezel	2,160,000	270,000	1,193,510	0	156,576	0	460,817	45,000	4,285,903

(1)	Represents the executive’s current target bonus amount.
(2)

Represents the present value of the incremental portion of non-qualified pension benefits calculated using the discount rate specified in the COC Agreements instead of the GATX Non-Contributory Pension Plan for Salaried Employees, attributable to three additional years of age and service credit.

(3)

Under the GATX Amended and Restated 2012 Incentive Award Plan, a termination following a change of control results in the accelerated vesting of all unvested NQSOs, restricted stock units and performance shares grants. Performance against goals is assumed to be at target with respect to performance shares.

(4)	The value of COC payments falls below the level that would trigger an excise tax, therefore they would not receive a gross-up payment.

54	GATX CORPORATION - 2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the total annual compensation of Brian A. Kenney, our Chief Executive Officer (“CEO”), to the total annual compensation of our median employee for our last completed fiscal year.

In 2020, our last completed fiscal year, the total annual compensation of our CEO was $7,286,765. The total annual compensation of our median employee was $87,434. As a result, for 2020, the ratio of our CEO’s total annual compensation to the total annual compensation of our median employee was approximately 83 to 1.

To determine the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table, which includes salary, stock and option awards, bonus, change in pension value, and all other compensation. We then calculated our median employee’s total annual compensation in accordance with the same requirements applicable to the

CEO’s compensation, as reported in the Summary Compensation Table, and used that number to calculate the ratio of our CEO’s pay to that of our median employee.

We identified the median employee by examining compensation information derived from payroll records for all employees, excluding the CEO, who were employed by us on October 1, 2020. In identifying our median employee, we selected actual base salary (for salaried employees) and wages (for hourly employees) as the most appropriate measure of compensation and consistently applied that measure to all employees included in the calculation.

As of October 1, 2020, we employed approximately 1,821 people, with 1,060 located in the United States and 761 located outside the United States. We continue to exclude employees in India (20), Mexico (10), Russia (5), and France (3) given the small number of employees located in those jurisdictions. There have been no changes in employee compensation arrangements that could significantly impact our pay ratio.

GATX CORPORATION - 2021 Proxy Statement	55

PROPOSAL 3:	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal year 2021, and our Board is seeking shareholder ratification of the appointment. EY and its predecessor firms have served as our independent registered public accounting firm since 1916.

Shareholder ratification of this appointment is not required by our By-Laws or applicable laws and regulations. However, our Board annually submits this appointment for shareholder ratification as an element of our strong governance program. While this vote cannot be binding, if shareholders do not ratify the appointment of EY, the Audit Committee will take the vote into account in making future appointments.

Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions by shareholders.

Audit Committee Evaluation

In determining whether to reappoint EY, the Audit Committee considered the qualifications, performance, and independence of the firm and the audit engagement team, the quality of its discussions with EY, and the fees charged by EY for the breadth of services provided. In connection with the 2021 appointment, the Audit Committee considered, among other things, the following:

•	Audit Quality — The quality of EY’s audit and non-audit work, based on its oversight of the firm’s work product, as well as its discussions with management in executive session without EY present and its discussions with EY in executive session without management present

•	Performance — EY’s reports on its quality controls and its performance during our 2020 and prior-year audits

•	Qualitative Review — EY’s (i) expertise and resources, (ii) audit planning, (iii) communication and interaction, (iv) independence, objectivity and professional skepticism and (v) value for fees

•	Self-Assessment — EY’s annual self-assessment of its accomplishments in connection with its audit, its satisfaction of the service needs and expectations of the Audit Committee and management, and areas of continued focus and improvement opportunities

•	Regulatory Reviews — External data on the firm’s audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on EY and its peer firms

•	Reasonableness of Fees — The appropriateness of EY’s fees for audit and non-audit services, both on an absolute basis and relative to comparable firms

•	Independence — Written disclosures from the firm and the independence letter required by the PCAOB

•	Tenure — EY’s tenure as our independent auditor, including the benefits of having a long-tenured auditor and the institutional knowledge gained from prior years of engagement

The Audit Committee determined that the appointment of EY is in the best interest of GATX and our shareholders. The Audit Committee has appointed, subject to shareholder ratification, EY as our independent registered public accounting firm for fiscal year 2021 and recommends that shareholders ratify the appointment at the Annual Meeting.

The Board of Directors recommends that you vote FOR the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for 2021.

56	GATX CORPORATION - 2021 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee’s responsibilities, as set forth in its charter, include providing oversight of our financial accounting and reporting process through periodic meetings with our management, independent registered public accounting firm, and internal auditors to review accounting, auditing, internal controls, and financial reporting matters. The Audit Committee Charter is available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance.”

The Audit Committee has the ultimate authority to select and engage our independent registered public accounting firm, evaluate its performance, evaluate the performance of the lead audit partner, oversee the required rotation of the lead audit partner every five years, review and consider the selection of the lead audit partner, approve all audit and non-audit work, and approve all associated fees. The Audit Committee’s oversight includes regular private sessions with the independent registered public accounting firm and discussions with the firm regarding the scope of its audit.

GATX management is responsible for the preparation and integrity of our financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on our management (including senior financial management), internal audit staff, and independent registered public accounting firm.

It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that our financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. That work is the responsibility of GATX management and our independent registered public accounting firm. In making its recommendation to the Board noted below, the Audit Committee has relied on management to prepare the financial statements with integrity and objectivity and in conformance with generally accepted accounting principles and the report of our independent registered public accounting firm with respect to the financial statements.

The Audit Committee currently consists of four directors: Anne L. Arvia (Chair), Diane M. Aigotti, Adam L. Stanley, and Stephen R. Wilson, each of whom is an “independent director” under the NYSE listing standards applicable to Audit Committee members. The Board has determined that each member of the Audit Committee is financially literate and has accounting and related financial management expertise, and that each of Diane M. Aigotti, Anne L. Arvia, and Stephen R. Wilson is an “audit committee financial expert” (as such term is defined by the SEC).

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Audit Committee has discussed with EY, our independent registered public accounting firm, the matters required to be discussed under the applicable requirements of the PCAOB and the SEC, including the quality of our accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also has received from EY the written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3256, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with EY its independence.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Anne L. Arvia (Chair)

Diane M. Aigotti

Adam L. Stanley

Stephen R. Wilson

GATX CORPORATION - 2021 Proxy Statement	57

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policy

Pursuant to our pre-approval policy, the Audit Committee must pre-approve all audit and non-audit services provided to GATX by our independent registered public accounting firm before the firm is engaged to perform the services. Each year, the Audit Committee reviews the annual audit plan submitted by the independent registered public accounting firm and pre-approves all necessary and appropriate audit services for the year.

Each quarter, the Company and the independent registered public accounting firm jointly provide the Audit Committee a report of all the audit-related, tax, and other non-audit services that were performed by the independent registered public accounting firm during the current fiscal quarter pursuant to the authority previously approved by the Committee. In addition, the Company and the independent registered public accounting firm provide the Audit Committee with an estimate of the nature and amount of the services expected to be needed in the next fiscal quarter, together with a joint statement confirming that the services are consistent with the SEC’s rules on auditor independence. The Audit Committee then pre-approves those services, as appropriate. Any proposed changes to the estimate of services reviewed as part of the annual audit plan also are discussed with the Audit Committee at that time. The Audit Committee may delegate pre-approval authority to one or more of its members. Any member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit and Other Related Fees

Audit Fees

The aggregate fees for professional services rendered by EY in connection with (i) the audit of the annual financial statements set forth in our Annual Report on Form 10-K, (ii) the review of the interim financial statements in our Quarterly Reports on Form 10-Q, (iii) comfort letters, consents, and other services related to SEC filings, and

(iv) related audit services provided to other subsidiaries of GATX were approximately $2,646,000 for 2020 and $2,578,000 for 2019. Audit fees also include the audit of the effectiveness of our internal control over financial reporting as required by SEC rules adopted under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The aggregate fees for assurance and related services that were related to the performance of the audit or review of our financial statements were approximately

$143,000 for 2020 and $147,000 for 2019. In both years, the services performed included employee benefit plan audits.

Tax Fees

The aggregate fees for professional services rendered for federal and international tax compliance, advice, and planning were approximately $22,000 for 2020 and $49,000 for 2019.

All Other Fees

Fees for other professional services rendered by EY were approximately $3,000 for 2020 and $2,000 for 2019,

primarily related to access and use of EY’s online accounting research tool.

58	GATX CORPORATION - 2021 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each Director, each NEO named in the Summary Compensation Table, and all Directors and Executive Officers as a group, owned the number of shares of GATX common stock set forth in the following table:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned as of February 26, 2021(1)(2)
Diane M. Aigotti	9,799
Anne L. Arvia	26,817
Thomas A. Ellman	318,112
Deborah A. Golden	112,724
Ernst A. Häberli	31,626
Brian A. Kenney	1,197,255
Robert C. Lyons	371,486
James B. Ream	38,185
Adam L. Stanley	2,428
David S. Sutherland	72,894
N. Gokce Tezel	109,416
Stephen R. Wilson	15,395
Paul G. Yovovich	31,699
All Directors and Executive Officers as a group (20 persons)	2,580,828

(1)

Includes (i) units of phantom common stock credited to the accounts of individuals and payable in shares of common stock following retirement from the Board as follows: Ms. Aigotti (9,799); Ms. Arvia (26,502); Mr. Häberli (31,626); Mr. Ream (33,185); Mr. Stanley (2,428); Mr. Sutherland (62,894); Mr. Wilson (11,395); Mr. Yovovich (29,567); and directors as a group (207,401); and (ii) shares which may be obtained by exercise of previously granted options or SARs within 60 days of February 26, 2021, by Mr. Ellman (275,397); Ms. Golden (78,099); Mr. Kenney (1,008,798); Mr. Lyons (320,397); Mr. Tezel (94,998); and executive officers as a group (1,985,886).

(2)

Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom common stock, restricted common stock, and option grants. None of the directors or NEOs owned 1% or more of the Company’s outstanding shares of common stock except for Mr. Kenney, who owned approximately 3.4%. Directors and executive officers as a group beneficially owned approximately 7.3% of the Company’s outstanding shares of common stock.

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PRINCIPAL SHAREHOLDERS

The entities listed below are the only persons known to us to beneficially own more than 5% of our common stock. To our knowledge, except as indicated in the footnotes to this table, the entities named below have sole voting and sole investment power with respect to all shares beneficially owned by them. Percentage of beneficial ownership is based on 35,371,761 shares outstanding as of February 26, 2021.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock
State Farm Mutual Automobile Insurance Company(1) One State Farm Plaza Bloomington, Illinois 61710	6,085,700	17.2
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	4,270,392	12.1
GAMCO Investors, Inc.(3) One Corporate Center Rye, New York 10580	3,346,145	9.5
The Vanguard Group, Inc.(4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	3,315,470	9.4
Dimensional Fund Advisors LP(5) Building One 6300 Bee Cave Road Austin, Texas 78746	2,549,247	7.2
EARNEST Partners, LLC(6) 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	2,363,318	6.7

(1)

Based on a Schedule 13G amendment filed with the SEC on February 9, 2021. Consists of (i) 3,336,000 shares held by State Farm Mutual Automobile Insurance Company, (ii) 882,800 shares held by State Farm Fire and Casualty Company, (iii) 258,900 shares held by State Farm Investment Management Corp., and (iv) 1,608,000 shares held by State Farm Insurance Companies Employee Retirement Trust. Each of the foregoing entities expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the security and disclaims that it is part of a “group” under the regulations of the SEC with regard to the beneficial ownership of these shares of common stock.

(2)

Based on a Schedule 13G amendment filed with the SEC on January 27, 2021. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. No one person’s interest in these shares is greater than 5% of the total number of outstanding shares of GATX stock. BlackRock has sole voting power with respect to 4,133,460 of the reported shares.

(3)

Based on a Schedule 13D amendment filed with the SEC on February 18, 2021. Consists of (i) 1,855,695 shares held by GAMCO Asset Management, Inc. (“GAMCO”), (ii) 1,483,950 shares held by Gabelli Funds, LLC, (iii) 4,500 shares held by MJG Associates, Inc., and (iv) 2,000 shares held by GGCP, Inc. Each of the persons filing the Schedule 13D has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the reported shares, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 135,015 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in GATX and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, Associated Capital Group, Inc., GAMCO Investors, Inc. and GGCP, Inc. is indirect with respect to shares beneficially owned directly by other reporting persons.

(4)

Based on a Schedule 13G amendment filed with the SEC on February 10, 2021. The Vanguard Group, Inc. and certain of its affiliated entities (collectively, “Vanguard”) have sole voting power with respect to none of the reported shares and shared voting power with respect to 33,981 of the reported shares. Vanguard has sole dispositive power with respect to 3,253,427 of the reported shares and shared dispositive power with respect to 62,043 of the reported shares. No one affiliated entity owns 5% or greater of the total number of outstanding shares of GATX stock.

(5)

Based on a Schedule 13G amendment filed with the SEC on February 12, 2021. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or

60	GATX CORPORATION - 2021 Proxy Statement

PRINCIPAL SHAREHOLDERS

manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all of the reported shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in their respective accounts. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the outstanding shares of GATX. Dimensional has sole voting power with respect to 2,489,923 of the reported shares.
(6)

Based on a Schedule 13G amendment filed with the SEC on February 16, 2021. EARNEST Partners, LLC is an investment adviser to its clients. No single client interest in these shares is greater than 5% of the total number of outstanding shares of GATX stock. EARNEST Partners, LLC has sole voting power with respect to 1,607,236 shares and shared voting power with respect to 2,834 of the reported shares.

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FORWARD-LOOKING STATEMENTS

Statements in this proxy statement not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our other filings with the U.S. Securities and Exchange Commission (“SEC”), could cause actual results to differ materially from our current expectations expressed in forward looking statements:

•	the duration and effects of the global COVID-19 pandemic, including adverse impacts on our business, personnel, operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity and macroeconomic conditions

•	exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets

•	inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand

•	a significant decline in customer demand for our transportation assets or services, including as a result of:

—	weak macroeconomic conditions
—	weak market conditions in our customers’ businesses

—	adverse changes in the price of, or demand for, commodities

—	changes in railroad operations, efficiency, pricing and service offerings, including those related to “precision scheduled railroading”

—	changes in supply chains

—	availability of pipelines, trucks, and other alternative modes of transportation

—	changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations

—	other operational or commercial needs or decisions of our customers

—	customers’ desire to buy, rather than lease, our transportation assets

•	higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives

•	events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure

•	financial and operational risks associated with long-term purchase commitments for transportation assets

•	reduced opportunities to generate asset remarketing income

•	inability to successfully consummate and manage ongoing acquisition and divestiture activities

•	reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on those businesses

•	fluctuations in foreign exchange rates

•	failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees

•	asset impairment charges we may be required to recognize

•	deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs

62	GATX CORPORATION - 2021 Proxy Statement

FORWARD-LOOKING STATEMENTS

•	changes in banks’ inter-lending rate reporting practices and the phasing out of LIBOR

•	competitive factors in our primary markets, including competitors with significantly lower costs of capital

•	risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business

•	changes in, or failure to comply with, laws, rules, and regulations
•	inability to obtain cost-effective insurance

•	environmental liabilities and remediation costs

•	potential obsolescence of our assets

•	inadequate allowances to cover credit losses in our portfolio

•	operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters

•	inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

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OTHER INFORMATION

Shareholder Proposals

2021 Annual Meeting Proposals

The Board does not know of any matters to be presented at the meeting other than those described in this Proxy Statement, and we have not received notice of any shareholder proposals for the upcoming Annual Meeting. In the event that a shareholder proposal is made at the

Annual Meeting, the Proxyholders (as defined on page 66) may exercise their discretionary voting authority under the proxies they hold to vote in accordance with their best judgment on any such proposal.

2022 Shareholder Proposals

Proposals Under SEC Rule 14a-8

In order for a shareholder proposal to be considered for inclusion in our proxy materials for the 2022 annual meeting of shareholders pursuant to SEC Rule 14a-8, the shareholder proposal must be received by the Corporate Secretary, GATX Corporation, 233 South Wacker Drive, Chicago, Illinois 60606-7147 no later than November 13, 2021. Any such proposal may be included in next year’s

Proxy Statement only if it complies with our By-Laws and the rules and regulations promulgated by the SEC, including Rule 14a-8. Nothing in this section shall be deemed to require us to include, in our proxy materials relating to any annual meeting, a shareholder proposal that does not meet all of the requirements for inclusion established by the SEC.

Non-14a-8 Proposals

If a shareholder intends to present a proposal for consideration at the 2022 annual meeting of shareholders outside the processes of SEC Rule 14a-8, the proposal must be received by the Corporate Secretary, GATX Corporation, 233 South Wacker Drive, Chicago, Illinois 60606-7147 no earlier than December 24, 2021, and no later than January 23, 2022. The notice must contain, and be accompanied by, all of the information as specified in our By-Laws. We recommend that any shareholder wishing to bring any item before an annual meeting of shareholders review our By-Laws, which are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance.”

2022 Director Nominations

Director nominations by shareholders for consideration at the 2022 annual meeting of shareholders must be received by the Governance Committee, c/o the Corporate Secretary, GATX Corporation, 233 South Wacker Drive, Chicago, Illinois 60606-7147 no earlier than December 24, 2021, and no later than January 23, 2022. The notice must contain, and be accompanied by all information required by our By-Laws, the proxy rules, and applicable law.

64	GATX CORPORATION - 2021 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING

Who may vote at the Annual Meeting?

Only holders of shares of our common stock as of the close of business on February 26, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. On that day, 35,371,761 shares of common stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

How do I attend the Virtual Annual Meeting?

Shareholder of Record. If your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the shareholder “of record” with respect to those shares. If you are a shareholder of record, you will need to visit www.meetingcenter.io/220567690 and enter your 15-digit Control Number and the password to attend the virtual Annual Meeting. Your Control Number was provided in the proxy card you received, and the password is GATX2021.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a broker, bank or other nominee, you will need to register in advance to receive a Control Number and participate in the meeting. To register you must obtain a legal proxy, executed in your favor, from the broker, bank, or other nominee that holds your shares and submit proof of your legal proxy reflecting the number of shares of GATX stock you held as of the record date, along with your name and email address, to Computershare. Please forward the email from your record holder, or attach an image of your legal proxy to an email, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal

Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 20, 2021. You will receive a confirmation of your registration, with a Control Number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/220567690 and enter your Control Number and the meeting password to attend the virtual Annual Meeting. The meeting password is GATX2021.

Attending as a Guest. Those without a Control Number may attend as guests, but they will not have the option to vote their shares or participate during the virtual Annual Meeting.

Technical Assistance. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 888-724-2416 or 781-575-2748.

How do I vote?

Shareholder of Record. If you are a shareholder of record, you can vote (1) by internet or telephone by following the instructions on the proxy card, (2) signing, dating, and returning the proxy card, or (3) attending the virtual Annual Meeting and voting online.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a broker, bank, or other nominee, then the nominee holding your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that nominee on how to vote the shares held in your account. Your nominee will provide you with instructions on how to vote your shares, including any available telephone or internet voting options. If you hold your shares through a broker, bank, or other nominee and would like to vote online at the Annual Meeting, you must first obtain a legal proxy issued in your name from the nominee that holds your shares and register to attend the Annual Meeting as described above under “How do I attend the Virtual Annual Meeting?” – Beneficial Owners.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to each of our Chief Executive Officer, Chief Financial Officer, and

General Counsel (the “Proxyholders”). In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

What happens if I do not give specific voting instructions?

Shareholder of Record. If you are a shareholder of record and you indicate when voting by internet or telephone that you wish to vote as recommended by the Board, or you sign and return a proxy card without giving specific voting instructions, the Proxyholders will vote your shares (1) FOR the election of each of the Board’s nominees for director, (2) FOR the adoption of the shareholder advisory resolution to approve the Company’s executive compensation, and (3) FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a bank, broker, or other nominee and you do not provide that nominee with specific voting instructions, under the rules of various national and regional securities exchanges, the nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If your nominee does not receive instructions from you on how to vote your shares on a non-routine matter at least 10 days before the Annual Meeting, your nominee will inform the inspector of election that it does not have the authority to vote your shares on that matter. This is generally referred to as a “broker non-vote.”

Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021 (Proposal No. 3) is considered a “routine” matter. A bank, broker, or other nominee may generally vote on routine matters, and therefore, no broker non-votes are expected to occur in connection with Proposal No. 3. The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are considered “non-routine” matters. A bank, broker, or other nominee cannot vote on those matters without instructions from the beneficial owner of the shares, and therefore, broker non-votes may occur on Proposals 1 and 2.

How are the votes counted?

Our transfer agent, Computershare Investor Services, will serve as tabulator and will count the votes. You may vote FOR, AGAINST, or ABSTAIN with respect to each director nominee and on Proposals 2 and 3. If you abstain from voting on any director nominee or item, your abstention will not have an effect on the outcome of the vote. In tabulating the voting results, only FOR and AGAINST votes are counted. Broker non-votes and abstentions are counted only for purposes of determining whether a quorum is present.

Can I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you vote by internet or by telephone, only your latest internet or telephone proxy that is timely submitted prior to the meeting will be counted. If you vote by signing and returning a proxy card, you may change your vote by completing a new proxy card with a later date. You may also revoke your proxy and change your vote by virtually attending the meeting and voting online. However, your attendance at the Virtual Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary at 233 South Wacker Drive, Chicago, Illinois 60606-7147.

66	GATX CORPORATION - 2021 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING

What happens if other matters come up at the Annual Meeting?

If any matters other than those referred to in the Notice of Annual Meeting properly come before the meeting, the Proxyholders will have the discretion to vote the proxies held by them in accordance with their best judgment.

However, we have not received timely and proper notice from any shareholder of any other matter to be presented at the meeting.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the 35,371,761 shares of our common stock issued and outstanding on the Record Date are represented, virtually in person or by proxy, at the Annual Meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

How is it determined whether a matter has been approved?

Assuming a quorum is present, each director nominee will be elected by a majority of votes cast with respect to his or her election. A majority of votes cast means that the number of votes cast FOR the election of a director nominee exceeds the number of votes cast AGAINST such director nominee’s election. Under the Board’s existing resignation policy, each director is expected to tender his or her resignation when nominated for election to the Board. The resignation will become effective only if the director receives more votes AGAINST his or her election than FOR votes and the Governance Committee, or other duly authorized committee of the Board, decides to accept the resignation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of director nominees.

Approval of Proposals 2 and 3 requires the affirmative vote of a majority of the votes cast in favor of or against the proposal.

What shares are covered by the proxy card?

Shareholders Who Are Not Current or Former GATX Employees. If you are not a current or former employee of GATX, the standard proxy card covers all shares held by you of record.

Current or Former GATX Employees. If you are a current or former employee of GATX and you have shares in the GATX Stock Fund as a result of your participation in the GATX salaried or hourly 401(k) plans (collectively, the “401(k) Plans”), you will receive a separate proxy card for any shares you hold in those plans (your “Plan Shares”). This separate proxy card will cover all of your Plan Shares. Subject to applicable law, the trustee of the 401(k) Plans will vote your Plan Shares in accordance with the voting instructions you provide by completing and returning the proxy card for your Plan Shares or by voting your Plan Shares by internet or by telephone. If you do not instruct the trustee how to vote, the trustee will vote your Plan Shares in the same proportion as those Plan Shares for which the trustee receives timely voting instructions from other shareholder participants in the 401(k) Plans. To allow sufficient time for the trustee to vote your Plan Shares in accordance with your direction, your voting instructions must be received by the trustee no later than 8:00 a.m. Eastern Time on April 21, 2021. Please note that the proxy card covering your Plan Shares does not cover any other GATX shares held by you outside of the 401(k) Plans, and you will need to provide separate voting instructions for your non-Plan Shares as described above.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

Who pays to prepare, mail, and solicit the proxies?

GATX pays all the costs of preparing, mailing, and soliciting proxies. We ask brokers, banks, voting trustees, and other nominees to forward proxy materials to the beneficial owners and to obtain authority to execute proxies, and we generally reimburse these brokers, banks, voting trustees, and other nominees for their expenses upon request.

We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail, and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $9,500 plus expenses. In addition, certain directors, officers, or employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail, or personal contact.

Where can I find the voting results of the Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

By Order of the Board of Directors,

Executive Vice President, General Counsel and

Corporate Secretary

68	GATX CORPORATION - 2021 Proxy Statement

Exhibit A	GATX Corporation Director Independence Standard

A director of the Company will not be considered “independent” if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service).

•	(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such firm; (C) the director has an immediate family member who is a current employee of such firm and who works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	The director is a partner of a firm providing tax, accounting, legal, or other consulting services to the Company which received payment from the Company for such services, in any of the last three fiscal years, in excess of $250,000.

•	The director is an executive officer or employee, or an immediate family member is an executive officer, of another company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year during the evaluation period, are more than the greater of 1% of the annual revenues of that company or $1 million.

•	The director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than 1% of the other company’s total consolidated assets.

•	The director serves as an officer, director, or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization exceeded 1% of that organization’s total annual charitable receipts during its last completed fiscal year.

In addition, the Board will review all relevant facts and circumstances as to any other relationship which may exist between the Company and any director.

GATX CORPORATION - 2021 Proxy Statement	A-1

Exhibit B	Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures

This Proxy Statement includes certain financial measures computed using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, U.S. generally accepted accounting principles (“GAAP”), and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components.

We exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes this information when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

B-1	GATX CORPORATION - 2021 Proxy Statement

EXHIBIT B RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation

The following table shows our shareholders’ equity, excluding accumulated other comprehensive loss, as of December 31 (in millions):

	2020	2019	2018	2017
Shareholders’ Equity (GAAP)	$1,957.4	$1,835.1	$1,788.1	$1,792.7
Add: accumulated other comprehensive loss	137.5	163.6	164.6	109.6

Shareholders’ Equity, as adjusted (non-GAAP) (1)	$2,094.9	$1,998.7	$1,952.7	$1,902.3

The following tables show our net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items, for the years ended December 31 (in millions, except per share data):

Impact of Tax Adjustments and Other Items on Net Income.	2020	2019	2018
Net income (GAAP)	$151.3	$211.2	$211.3
Less: Net income from discontinued operations (GAAP)	1.1	30.4	20.8

Net income from continuing operations (GAAP)	$150.2	$180.8	$190.5
Adjustments attributable to pre-tax income from continuing operations:
Cost attributable to the closure of a maintenance facility at Rail International (2)	—	—	9.5

Total adjustments attributable to pre-tax income from continuing operations	$—	$—	$9.5
Income taxes thereon, based on applicable effective tax rate	$—	$—	$(3.1)
Other income tax adjustments attributable to income from continuing operations:
Income tax rate changes (3)	—	(2.8)	—
Impact of the Tax Cuts and Jobs Act of 2017 (“Tax Act”) (4)	—	—	(16.7)
Foreign tax credit utilization (5)	—	—	(1.4)

Total other income tax adjustments attributable to income from continuing operations	$—	$(2.8)	$(18.1)
Adjustments attributable to affiliates’ earnings from continuing operations, net of taxes:
Income tax rate changes (6)	12.3	—	—

Total adjustments attributable to affiliates’ earnings, net of taxes	$12.3	$—	$—

Net income from continuing operations, excluding tax adjustments and other items (non-GAAP)	$162.5	$178.0	$178.8

Adjustments attributable to discontinued operations, net of taxes:
Net casualty gain at ASC (7)	—	(8.1)	—
Impact of the Tax Act (4)	—	—	0.2

Total adjustments attributable to discontinued operations, net of taxes	$—	$(8.1)	$0.2

Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$1.1	$22.3	$21.0

Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$163.6	$200.3	$199.8

GATX CORPORATION - 2021 Proxy Statement	B-2

EXHIBIT B RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Impact of Tax Adjustments and Other Items on Diluted Earnings Per Share:	2020	2019	2018
Diluted earnings per share from consolidated operations (GAAP)	$4.27	$5.81	$5.52
Less: Diluted earnings per share from discontinued operations (GAAP)	0.03	0.84	0.54

Diluted earnings per share from continuing operations (GAAP)	$4.24	$4.97	$4.98

Adjustments attributable to income from continuing operations, net of taxes:
Cost attributable to the closure of a maintenance facility at Rail International (2)	—	—	0.17
Income tax rate changes (3)	—	(0.08)	—
Impact of the Tax Act (4)	—	—	(0.44)
Foreign tax credit utilization (5)	—	—	(0.04)
Adjustments attributable to affiliates’ earnings from continuing operations, net of taxes:
Income tax rate changes (6)	0.35	—	—

Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP)	$4.59	$4.89	$4.67

Adjustments attributable to discontinued operations, net of taxes:
Net casualty gain at ASC (7)	—	(0.22)	—
Impact of the Tax Act (4)	—	—	0.01

Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$0.03	$0.62	$0.55

Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$4.62	$5.51	$5.22

Return on Equity:	2020	2019	2018
Return on Equity (GAAP)	8.0%	11.7%	11.8%
Return on Equity (non-GAAP) (8)	10.5%	13.5%	13.6%
Return on Equity, applicable for performance share plan measures (non-GAAP) (9)	7.4%	10.7%	11.0%

(1)	Shareholders’ Equity as used for purposes of performance share plan measures (non-GAAP).
(2)	Expenses related to the closure of a maintenance facility.
(3)	Deferred income tax adjustment due to a reduction of the corporate income tax rate enacted in Alberta, Canada.
(4)	Amounts attributable to the impact of corporate income tax changes enacted by the Tax Act.
(5)	Benefits attributable to the utilization of foreign tax credits.
(6)	Deferred income tax adjustment due to the elimination of a previously announced corporate income tax rate reduction in the United Kingdom.
(7)	Net casualty gain attributable to insurance recovery for a vessel at ASC.
(8)	Return on Equity is calculated as net income, excluding tax adjustments and other items, divided by Shareholders’ Equity. For each year, Shareholders’ Equity excludes the impact of the Tax Act.
(9)	Return on Equity is calculated as net income divided by Shareholders’ Equity, adjusted as shown above.

B-3	GATX CORPORATION - 2021 Proxy Statement

GATX VOTE Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically and via telephone must be received by 11:59 p.m. Eastern Time, on April 22, 2021 (for registered shares) and 8:00 a.m. Eastern Time, on April 21, 2021 (for Plan Shares, as defined in the Proxy Statement). Online Go to www.envisionreports.com/GATX or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GATX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3.1. ELECTION OF DIRECTORS: For Against Abstain For Against Abstain For Against Abstain 01 - Diane M. Aigotti 02 - Anne L. Arvia 03 - Brian A. Kenney 04 - James B. Ream 05 - Adam L. Stanley 06 - David S. Sutherland 07 - Stephen R. Wilson 08 - Paul G. Yovovich 2. ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION For Against Abstain 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2021 For Against Abstain B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. 1 P C F 03DYNC

The 2021 Annual Meeting of Shareholders of GATX Corporation will be held on Friday, April 23, 2021 at 9:00 a.m. CT, virtually via live audio webcast at www.meetingcenter.io/220567690. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is – GATX 2021. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/GATX. Small steps make an impact. Help the environment by consenting to receive electronic delivery. Sign up at www.envisionreports.com/GATX. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. GATX Corporation 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – April 23, 2021 Brian A. Kenney, Thomas A. Ellman, and Deborah A. Golden, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of GATX Corporation to be held via live audio webcast at www.meetingcenter.io/220567690 on Friday, April 23, 2021, at 9:00 a.m. Central Time, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 - 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below.